                                                        File No. 811-2922

                                                        File No. 2-64526

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C.  20549

                                Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         Pre-Effective Amendment No.   _____
         Post-Effective Amendment No.  _____

                                 and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
OF 1940                                                     X

         Amendment No. 32

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
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                  (Exact Name as Specified in Charter)

6300 Lamar Avenue, Shawnee Mission, Kansas             66202-4200
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        (Address of Principal Executive Office)       (Zip Code)

Registrant's Telephone Number, including Area Code  (913) 236-2000

Kristen A. Richards, P. O. Box 29217, Shawnee Mission, Kansas  66201-9217
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                 (Name and Address of Agent for Service)

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               DECLARATION REQUIRED BY RULE 24f-2 (a) (1)

    The issuer has registered an indefinite amount of its securities under the Securities Act of 1933 pursuant to Rule 24f-2(a)(1). Notice for the
Registrant's fiscal year ended June 30, 2000 was filed on September 27,
2000.

The Investment Principles of the Funds

Investment Goals, Principal Strategies and Other Investments

Waddell & Reed Advisors Cash Management

The goal of the Fund is maximum current income consistent with stability of principal. The Fund seeks to achieve its goal by investing in a diversified portfolio of high-quality money market instruments in accordance with the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"). There is no guarantee that the Fund will achieve its goal.

The Fund invests only in the following U.S. dollar-denominated money market obligations and instruments:

* U.S. government obligations (including obligations of U.S. government agencies and instrumentalities);

* bank obligations and instruments secured by bank obligations, such as letters of credit;

* commercial paper;

* corporate debt obligations, including variable amount master demand notes;

* Canadian government obligations; and

* certain other obligations (including municipal obligations) guaranteed as to principal and interest by a bank in whose obligations the Fund may invest or a corporation in whose commercial paper the Fund may invest.

The Fund only invests in bank obligations if they are obligations of a bank subject to regulation by the U.S. Government (including foreign branches of these banks) or obligations of a foreign bank having total assets of at least $500 million, and instruments secured by any such obligation.

WRIMCO may look at a number of factors in selecting securities for the
Fund's portfolio. These include:

* the credit quality of the particular issuer or guarantor of the security;

* the maturity of the security; and

* the relative value of the security.

Generally, in determining whether to sell a security, WRIMCO uses the same analysis that it uses in buying securities to determine if the security no longer offers adequate return or does not comply with Rule 2a-7. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

You will find more information in the Statement of Additional Information
("SAI") about the Fund's valuation procedures.

All Funds

Each Fund may also invest in and use other types of instruments in seeking to achieve its goal(s). For example, each Fund (other than Cash Management)
is permitted to invest in options, futures contracts, asset-backed securities and other derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured.

You will find more information about each Fund's permitted investments and strategies, as well as the restrictions that apply to them, in its SAI.

Risk Considerations of Principal Strategies
and Other Investments

Risks exist in any investment. Each Fund is subject to market risk, financial risk and prepayment risk.

* Market risk is the possibility of a change in the price of the security because of market factors including changes in interest rates. Bonds with longer maturities are more interest-rate sensitive. For example, if interest rates increase, the value of a bond with a longer maturity is more likely to decrease. Because of market risk, the share price of the
  Fund (other than Cash Management) will likely change as well.

* Financial risk is based on the financial situation of the issuer of the security. To the extent a Fund invests in debt securities, the Fund's financial risk depends on the credit quality of the underlying securities in which it invests. For an equity investment, a Fund's financial risk may depend, for example, on the earnings performance of the company issuing the stock.

* Prepayment risk is the possibility that, during periods of falling interest rates, a debt security with a high stated interest rate will be prepaid before its expected maturity date.

Certain types of each Fund's authorized investments and strategies, such as derivative instruments, involve special risks. Lower-quality debt securities are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness.
The market prices of these securities may fluctuate more than higher-
quality securities and may decline significantly in periods of general economic difficulty. Foreign securities and foreign currencies may involve risks relating to currency fluctuations, political or economic conditions in the foreign country, and the potentially less stringent investor protection and disclosure standards of foreign markets. These factors could make foreign investments, especially those in developing countries, more volatile.

For IDBs and PABs, their credit quality is generally dependent on the credit standing of the company involved. To the extent that Municipal Bond
Fund or Municipal High Income Fund invests in municipal bonds the payment of principal and interest on which is derived from revenue of similar projects, or in municipal bonds of issuers located in the same geographic area, each Fund may be more susceptible to the risks associated with economic, political or regulatory occurrences that might adversely affect particular projects or areas. Currently, Municipal High Income Fund invests a significant portion of its assets in IDBs and PABs associated with healthcare-oriented projects. The risks particular to these types of projects are construction risk and occupancy risk. You will find more information in the SAI about the types of projects in which each Fund may invest from time to time and a discussion of the risks associated with such projects.

Because each Fund owns different types of investments, its performance will be affected by a variety of factors. The value of a Fund's investments and the income it generates will vary from day to day, generally reflecting changes in interest rates, market conditions and other company and economic news. Performance will also depend on WRIMCO's skill in selecting investments.

Your Account

Choosing a Share Class

Each Fund offers four classes of shares:  Class A, Class B, Class C and
Class Y (except Cash Management does not offer Class Y). Each class has its own sales charge, if any, and expense structure. The decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If you are investing a substantial amount and plan to hold your shares for a long time, Class A shares may be the most appropriate for you.
Class B and Class C shares are not available for investments of $2 million or more. If you are investing a lesser amount, you may want to consider
Class B shares (if investing for at least seven years) or Class C shares
(if investing for less than seven years). Class Y shares are designed for institutional investors and others investing through certain intermediaries, as described below.

Since your objectives may change over time, you may want to consider another class when you buy additional Fund shares. All of your future investments in a Fund will be made in the class you select when you open your account, unless you inform the Fund otherwise, in writing, when you make a future investment.

        General Comparison of Class A, Class B and Class C Shares

Class A             Class B              Class C
* Initial sales     * No initial sales     No initial sales
  charge              charge               charge
                                        *

* No deferred sales * Deferred sales     * A 1% deferred
  charge[1]           charge on shares     sales charge on
                      you sell within      shares you sell
                      six years after      within twelve
                      purchase             months after
                                           purchase

* Maximum           * Maximum            * Maximum
  distribution and    distribution and     distribution and
  service (12b-1)     service (12b-1)      service (12b-1)
  fees of 0.25%       fees of 1.00%        fees of 1.00%

* For an investment * Converts to Class  * Does not convert
  of $2 million or    A shares 8 years     to Class A
  more, only Class    after the month      shares, so annual
  A shares are        in which the         expenses do not
  available           shares were          decrease
                      purchased, thus
                      reducing future
                      annual expenses

                    * For an investment
                      of $300,000 or
                      more, your
                      financial advisor
                      typically will
                      recommend
                      purchase of Class
                      A shares due to a
                      reduced sales
                      charge and lower
                      annual expenses

[1]A 1% CDSC may apply to purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

        General Comparison of Class A, Class B and Class C Shares
                             Cash Management

Class A             Class B              Class C
* No initial sales  * No initial sales   * No initial sales
  charge              charge               charge
* Funds Plus        * Funds Plus         * Funds Plus
  Service optional    Service required     Service required
                      for direct           for direct
                      investment           investment

                   * Deferred sales      * A 1% deferred
                     charge on shares      sales charge on
                     you sell within       shares you sell
                     six years             within twelve
                                           months

* No distribution   * Maximum            * Maximum
  and service (12b-   distribution and     distribution and
  1) fees             service (12b-1)      service (12b-1)
                      fees of 1.00%        fees of 1.00%
* For an investment
  of $2,000,000 or  * Converts to Class  * Does not convert
  more only Class A   A shares 8 years     to Class A
  shares are          after the month      shares, so annual
  available           in which the         expenses do not
                      shares were          decrease
                      purchased, thus
                      reducing future
                      annual expenses

Effective June 30, 2000, Cash Management Waddell & Reed Money Market C
shares were closed to all investments other than re-invested dividends.

Each Fund has adopted a Distribution and Service Plan ("Plan") pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended, for each of its Class A, Class B and Class C shares other than Cash Management Class
A. Under the Class A Plan, a Fund may pay Waddell & Reed, Inc. a fee of up
to 0.25%, on an annual basis, of the average daily net assets of the Class
A shares. This fee is to reimburse Waddell & Reed, Inc. for the amounts it spends for distributing the Fund's Class A shares, providing service to
Class A shareholders and/or maintaining Class A shareholder accounts. Under the Class B Plan and the Class C Plan, each Fund may pay Waddell & Reed,
Inc., on an annual basis, a service fee of up to 0.25% of the average daily net assets of the class to compensate Waddell & Reed, Inc. for providing service to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of the class to compensate Waddell & Reed, Inc.
for distributing shares of that class. Because a class's fees are paid out of the assets of that class on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A shares are subject to an initial sales charge when you buy them
(other than Cash Management), based on the amount of your investment, according to the tables below. Class A shares pay an annual 12b-1 fee of up to 0.25% of average Class A net assets. The ongoing expenses of this class are lower than those for Class B or Class C shares and higher than those for Class Y shares.

Bond Fund
High Income Fund
Global Bond Fund

                           Sales
                 Sales     Charge       Reallowance
                 Charge      as         to Dealers
                   as     Approx.           as
                Percent   Percent        Percent
                   of        of            of
Size of          Offering   Amount       Offering
Purchase          Price    Invested       Price
--------         --------  -------       --------
Under
 $100,000        5.75%     6.10%        5.00%

$100,000
 to less
 than
 $200,000         4.75      4.99        4.00

$200,000
 to less
 than
 $300,000         3.50      3.63        2.80

$300,000
 to less
 than
 $500,000         2.50      2.56        2.00

$500,000
 to less
 than
 $1,000,000
                  1.50      1.52        1.20

$1,000,000
 to less
 than
 $2,000,000
                  1.00      1.01        0.75

$2,000,000
 and over         0.00[1]   0.00[1]     0.50

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments a Fund may impose a CDSC of
1.00% on certain redemptions made within twelve months of the purchase.
The CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

For Government Securities Fund
Municipal Bond Fund
Municipal High Income Fund

                           Sales
                  Sales     Charge       Reallowance
                 Charge      as         to Dealers
                    as     Approx.           as
                 Percent   Percent        Percent
                   of        of            of
Size of          Offering   Amount       Offering
Purchase          Price    Invested       Price
--------        --------  -------       --------
Under
 $100,000        4.25%     4.44%        3.60%

$100,000
 to less
 than
 $300,000         3.25      3.36        2.75

$300,000
 to less
 than
 $500,000         2.50      2.56        2.00

$500,000
 to less
 than
 $1,000,000
                  1.50      1.52        1.20

$1,000,000
 to less
 than
 $2,000,000
                  1.00      1.01        0.75

$2,000,000
 and over         0.00[1]   0.00[1]     0.50

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments the Fund may impose a CDSC of 1.00% on certain redemptions made within twelve months of the purchase.
The CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

Waddell & Reed, Inc. and its affiliates may pay additional compensation from its own resources to securities dealers based upon the value of shares of the Fund owned by the dealer for its own account or for its customers.
Waddell & Reed, Inc. may also provide compensation from its own resources to securities dealers with respect to the other shares of the Fund purchased by customers of such dealers without payment of a sales charge.

Sales Charge Reductions and Waivers

Lower sales charges are available by:

* Combining additional purchases of Class A shares of any of the funds in the Waddell & Reed Advisors Funds and/or the W&R Funds except shares of
  Waddell & Reed Advisors Cash Management (formerly United Cash
  Management) or Class A shares of W&R Funds Money Market Fund unless acquired by exchange for Class A shares on which a sales charge was paid
  (or as a dividend or distribution on such acquired shares), with the net asset value ("NAV") of Class A shares already held ("Rights of
  Accumulation");

* Grouping all purchases of Class A shares, except shares of Waddell &
  Reed Advisors Cash Management or W&R Funds Money Market Fund, made during a thirteen-month period ("Letter of Intent"); and

* Grouping purchases by certain related persons.

Additional information and applicable forms are available from your financial advisor.

Waivers for Certain Investors

Class A shares may be purchased at NAV by:

* The Directors and officers of the Fund or of any affiliated entity of
  Waddell & Reed, Inc., employees of Waddell & Reed, Inc., employees of its affiliates, financial advisors of Waddell & Reed, Inc. and the spouse, children, parents, children's spouses and spouse's parents of each;

* Certain retirement plans and certain trusts for these persons; and

* Until March 31, 2001, clients of Legend Equities Corporation ("Legend")
  if the purchase is made with the proceeds of the redemption of shares of a mutual fund which is not within the Waddell & Reed Advisors or W&R
  Funds and the purchase is made within 60 days of such redemption.

You will find more information in the SAI about sales charge reductions and waivers.

Contingent Deferred Sales Charge. A CDSC may be assessed against your redemption amount of Class B or Class C shares or certain Class A shares and paid to Waddell & Reed, Inc. (the "Distributor"), as further described below. The purpose of the CDSC is to compensate the Distributor for the costs incurred by it in connection with the sale of the Fund's Class B or
Class C shares or with Class A investments of $2 million or more at NAV.
The CDSC will not be imposed on shares representing payment of dividends or other distributions or on amounts which represent an increase in the value of a shareholder's account resulting from capital appreciation above the amount paid for shares purchased during the CDSC period. For Class B, the date of redemption is measured in calendar months from the month of purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month. The CDSC is applied to the lesser of amount invested or redemption value.

To keep your CDSC as low as possible, each time you place a request to redeem shares, the Fund assumes that a redemption is made first of shares not subject to a deferred sales charge (including shares which represent appreciation on shares held, reinvested dividends and distributions), and then of shares that represent the lowest sales charge.

Unless instructed otherwise, a Fund, when requested to redeem a specific dollar amount, will redeem additional shares of the applicable class that are equal in value to the CDSC. For example, should you request a $1,000 redemption and the applicable CDSC is $27, the Fund will redeem shares having an aggregate NAV of $1,027, absent different instructions.

Class B shares are not subject to an initial sales charge when you buy them. However, you may pay a CDSC if you sell your Class B shares within six years of their purchase, based on the table below. Class B shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares. Class B shares, and any dividends and distributions paid on such shares, automatically convert to Class A shares eight years after the end of the month in which the shares were purchased.
Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge. The
Class A shares have lower ongoing expenses.

The Fund will redeem your Class B shares at their NAV next calculated after receipt of a written request for redemption in good order, subject to the
CDSC discussed below.

Contingent Deferred Sales       As % of Amount Subject to Charge
Charge on Shares Sold within
Year
             1                               5.0%
             2                               4.0%
             3                               3.0%
             4                               3.0%
             5                               2.0%
             6                               1.0%
             7+                              0.0%

In the table, a "year" is a 12-month period. In applying the sales charge, all purchases are considered to have been made on the first day of the month in which the purchase was made.

For example, if a shareholder opens an account on July 14, 2000, then redeems all Class B shares on July 12, 2001, the shareholder will pay a
CDSC of 4%, the rate applicable to redemptions made within the second year of purchase. All Class B purchases made prior to July 1, 2000, will be automatically accelerated to the revised method of calculating the CDSC.
Any purchase made in 1999 will be deemed to have been made on December 1,
1998. Any purchase made from January 1, 2000 to June 30, 2000 will be deemed to have been made on December 1, 1999.

Class C shares are not subject to an initial sales charge when you buy them, but if you sell your Class C shares within twelve months after purchase, you will pay a 1% CDSC. For purposes of the CDSC, purchases of
Class C shares within a month will be considered as being purchased on the first day of the month. Class C shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares.
Class C shares do not convert to any other class.

For Class C shares, the CDSC will be applied to the lesser of amount invested or redemption value of shares that have been held for twelve months or less.

The CDSC will not apply in the following circumstances:

* redemptions of shares requested within one year of the shareholder's death or disability, provided the Fund is notified of the death or disability at the time of the request and furnished proof of such event satisfactory to the Distributor.

* redemptions of shares made to satisfy required minimum distributions after age 70 1/2 from a qualified retirement plan, a required minimum distribution from an individual retirement account, Keogh plan or custodial account under section 403(b)(7) of the Internal Revenue Code of 1986, as amended ("Code"), a tax-free return of an excess contribution, or that otherwise results from the death or disability of the employee, as well as in connection with redemptions by any tax-
  exempt employee benefit plan for which, as a result of a subsequent law or legislation, the continuation of its investment would be improper.

* redemptions of shares purchased by current or retired Directors of the
  Fund, and Directors of affiliated companies, current or retired officers or employees of the Fund, WRIMCO, the Distributor or their affiliated companies, financial advisors of Waddell & Reed, Inc., and by the members of immediate families of such persons.

* redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal service adopted for a Fund. (The service and this exclusion from the CDSC do not apply to a one-time withdrawal.)

* redemptions the proceeds of which are reinvested within forty-five days in shares of the same class of the Fund as that redeemed.

* the exercise of certain exchange privileges.

* redemptions effected pursuant to each Fund's right (other than High
  Income Fund) to liquidate a shareholder's shares if the aggregate NAV of those shares is less than $500, or $250 for Cash Management.

* redemptions effected by another registered investment company by virtue of a merger or other reorganization with a Fund or by a former shareholder of such investment company of shares of a Fund acquired pursuant to such reorganization.

These exceptions may be modified or eliminated by a Fund at any time without prior notice to shareholders, except with respect to redemptions effected pursuant to the Fund's right to liquidate a shareholder's shares, which requires certain notice.

Class Y shares are not subject to a sales charge or annual 12b-1 fees.

Class Y shares are only available for purchase by:

* participants of employee benefit plans established under section 403(b)
  or section 457, or qualified under section 401 of the Code, including
  401(k) plans, when the plan has 100 or more eligible employees and holds the shares in an omnibus account on the Fund's records;

* banks, trust institutions, investment fund administrators and other third parties investing for their own accounts or for the accounts of their customers where such investments for customer accounts are held in an omnibus account on the Fund's records;

* government entities or authorities and corporations whose investment within the first twelve months after initial investment is $10 million or more; and

* certain retirement plans and trusts for employees and financial advisors of Waddell & Reed, Inc. and its affiliates.

Ways to Set Up Your Account

The different ways to set up (register) your account are listed below.

-------------------------------------------------

Individual or Joint Tenants
For your general investment needs

Individual accounts are owned by one person. Joint accounts have two or more owners (tenants).

-------------------------------------------------

Business or Organization
For investment needs of corporations, associations, partnerships, institutions or other groups

-------------------------------------------------

Retirement Plans
To shelter your retirement savings from income taxes

Retirement plans allow individuals to shelter investment income and capital gains from current income taxes. In addition, contributions to these accounts (other than Roth IRAs and Education IRAs) may be tax-deductible.

* Individual Retirement Accounts (IRAs) allow a certain individual under age 70 1/2, with earned income, to invest up to $2,000 per tax year. The maximum for an investor and his or her spouse is $4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year.

* IRA Rollovers retain special tax advantages for certain distributions from employer-sponsored retirement plans.

* Roth IRAs allow certain individuals to make nondeductible contributions up to $2,000 per year. The maximum annual contribution for an investor and his or her spouse is $4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year. Withdrawals of earnings may be tax free if the account is at least five years old and certain other requirements are met.

* Education IRAs are established for the benefit of a minor, with nondeductible contributions up to $500 per year, and permit tax-free withdrawals to pay the higher education expenses of the beneficiary.

* Simplified Employee Pension Plans (SEP-IRAs) provide business owners or those with self-employed income (and their eligible employees) with many of the same advantages as a Profit Sharing Plan, but with fewer administrative requirements.

* Savings Incentive Match Plans for Employees (SIMPLE Plans) can be
  established by small employers to contribute to and allow their employees to contribute a portion of their wages pre-tax to retirement accounts. This plan-type generally involves fewer administrative requirements than 401(k) or other qualified plans.

* Keogh Plans allow self-employed individuals to make tax-deductible contributions for themselves of up to 25% of their annual earned income, with a maximum of $30,000 per year.

* Pension and Profit-Sharing Plans, including 401(k) Plans, allow corporations and nongovernmental tax-exempt organizations of all sizes and/or their employees to contribute a percentage of the employees'
  wages or other amounts on a tax-deferred basis. These accounts need to be established by the administrator or trustee of the plan.

* 403(b) Custodial Accounts are available to employees of public school systems, churches and certain types of charitable organizations.

* 457 Accounts allow employees of state and local governments and certain charitable organizations to contribute a portion of their compensation on a tax-deferred basis.
-------------------------------------------------

Gifts or Transfers to a Minor
To invest for a child's education or other future needs

These custodial accounts provide a way to give money to a child and obtain tax benefits. An individual can give up to $10,000 a year per child free of
Federal transfer tax consequences. Depending on state laws, you can set up a custodial account under the Uniform Transfers to Minors Act ("UTMA") or the Uniform Gifts to Minors Act ("UGMA").

-------------------------------------------------

Trust
For money being invested by a trust

The trust must be established before an account can be opened, or you may use a trust form made available by Waddell & Reed. Contact your Waddell &
Reed financial advisor for the form.

-------------------------------------------------

Buying Shares

You may buy shares of each of the Funds through Waddell & Reed, Inc. and its financial advisors or through advisors of Legend. To open your account you must complete and sign an application. Your financial advisor can help you with any questions you might have.

To purchase any class of shares by check, make your check payable to
Waddell & Reed, Inc. Mail the check, along with your completed application, to:

                          Waddell & Reed, Inc.
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

To purchase Class Y shares(and Class A shares of Cash Management) by wire, you must first obtain an account number by calling 800-366-2520, then mail a completed application to Waddell & Reed, Inc., at the above address, or fax it to 913-236-5044. Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a.,
ABA Number 101000695, for the account of Waddell & Reed Number 9800007978,
Special Account for Exclusive Benefit of Customers FBO Customer Name and
Account Number.

You may also buy Class Y shares of a Fund indirectly through certain broker-dealers, banks and other third parties, some of which may charge you a fee. These firms may have additional requirements regarding the purchase of Class Y shares.

The price to buy a Fund share is its offering price, which is calculated every business day.

The offering price of a share (the price to buy one share of a particular class) is the next NAV calculated per share of that class plus, for Class A shares, the sales charge shown in the tables.

In the calculation of a Fund's NAV:

* The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

* Bonds are generally valued according to prices quoted by an independent pricing service.

* Short-term debt securities are valued at amortized cost, which approximates market value.

* Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of
  Directors.

Each Fund is open for business each day the New York Stock Exchange (the
"NYSE") is open. The Funds normally calculate their NAVs as of the close of business of the NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

The Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares. Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of each Fund's Board of Directors.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted.
Note the following:

* All of your purchases must be made in U.S. dollars.

* If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in the Waddell & Reed Advisors
  Funds and/or W&R Funds, the payment may be delayed for up to ten days to ensure that your previous investment has cleared.

* The Funds do not issue certificates representing Class B, Class C or
  Class Y shares. Cash Management also does not normally issue certificates representing Class A shares.

* If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order. Your order will receive the offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a
  Fund at that day's price.

When you sign your account application, you will be asked to certify that your Social Security or other taxpayer identification number is correct and whether you are subject to  backup withholding for failing to report income to the Internal Revenue Service.

Waddell & Reed, Inc. reserves the right to reject any purchase orders, including purchases by exchange, and it and the Funds reserve the right to discontinue offering Fund shares for purchase.

Minimum Investments

For Class A, Class B and Class C:

To Open an Account         $500 (per Fund)

For certain exchanges      $100 (per Fund)

For certain retirement accounts and accounts opened with Automatic Investment
Service                    $50 (per Fund)

For certain retirement accounts and accounts opened through payroll deductions for or by employees of WRIMCO, Waddell & Reed, Inc. and their affiliates
                           $25 (per Fund)

To Add to an Account          Any amount

For certain exchanges      $100 (per Fund)

For Automatic Investment Service   $25 (per Fund)

For Class Y:

To Open an Account

For a government entity or authority or for a corporation  $10 million
             (within
             first
             twelve
             months)

For other investors      Any amount

To Add to an Account          Any amount

Adding to Your Account

Subject to the minimums described under "Minimum Investments," you can make additional investments of any amount at any time.

To add to your account, make your check payable to Waddell & Reed, Inc.
Mail the check to Waddell & Reed, Inc., along with:

* the detachable form that accompanies the confirmation of a prior purchase or your year-to-date statement; or

* a letter stating your account number, the account registration, the Fund and the class of shares that you wish to purchase.

To add to your Class Y account (or your Class A Cash Management account) by wire:  Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number
101000695, for the account of Waddell & Reed Number 9800007978, Special
Account for Exclusive Benefit of Customers FBO Customer Name and Account
Number.

If you purchase shares of the Funds from certain broker-dealers, banks or other authorized third parties, additional purchases may be made through those firms.

Selling Shares

You can arrange to take money out of your Fund account at any time by selling (redeeming) some or all of your shares.

The redemption price (price to sell one share of a particular class of a
Fund) is the NAV per share of that Fund class, subject to any CDSC applicable to Class A, Class B or Class C shares.

To sell shares by written request:  Complete an Account Service Request form, available from your financial advisor, or write a letter of instruction with:

* the name on the account registration;

* the Fund's name;

* the Fund account number;

* the dollar amount or number, and the class, of shares to be redeemed;
  and

* any other applicable requirements listed in the table below.

Deliver the form or your letter to your financial advisor, or mail it to:

                     Waddell & Reed Services Company
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

Unless otherwise instructed, Waddell & Reed Services Company will send a check to the address on the account.

To sell Class Y shares or Class A shares of Cash Management by telephone or fax:  If you have elected this method in your application or by subsequent authorization, call 888-WADDELL, or fax your request to 913-236-1599, and give your instructions to redeem Class Y shares and make payment by wire to your predesignated bank account or by check to you at the address on the account.

To sell Class A shares of Cash Management or Government Securities by check:  If you have elected this method in your application or by subsequent authorization, the Fund will provide you with forms or checks drawn on UMB Bank, n.a. You may make these checks payable to the order of any payee in any amount of $250 or more.

When you place an order to sell shares, your shares will be sold at the next NAV calculated, subject to any applicable CDSC, after receipt of a written request for redemption in good order by Waddell & Reed Services
Company at the address listed above. Note the following:

* If more than one person owns the shares, each owner must sign the written request.

* If you hold a certificate, it must be properly endorsed and sent to the
  Fund.

* If you recently purchased the shares by check, the Fund may delay payment of redemption proceeds. You may arrange for the bank upon which the purchase check was drawn to provide to the Fund telephone or written assurance that the check has cleared and been honored. If you do not, payment of the redemption proceeds on these shares will be delayed until the earlier of 10 days or the date the Fund can verify that your purchase check has cleared and been honored.

* Redemptions may be suspended or payment dates postponed on days when the
  NYSE is closed (other than weekends or holidays), when trading on the
  NYSE is restricted or as permitted by the Securities and Exchange
  Commission.

* Payment is normally made in cash, although under extraordinary conditions redemptions may be made in portfolio securities when a Fund's
  Board of Directors determines that conditions exist making cash payments undesirable. A Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

* If you purchased shares from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. The Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order.
  Your order will receive the NAV of the applicable Class subject to any applicable CDSC next calculated after the order has been received in proper form by the authorized firm (or its designee). You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day's price.

Special Requirements for Selling Shares

Account Type         Special Requirements
Individual or    The written instructions must
Joint Tenant     be signed by all persons
                 required to sign for
                 transactions, exactly as their
                 names appear on the account.

Sole             The written instructions must
Proprietorship   be signed by the individual
                 owner of the business.

UGMA, UTMA       The custodian must sign the
                 written instructions
                 indicating capacity as
                 custodian.

Retirement       The written instructions must
Account          be signed by a properly
                 authorized person.

Trust            The trustee must sign the
                 written instructions
                 indicating capacity as
                 trustee. If the trustee's name
                 is not in the account
                 registration, provide a
                 currently certified copy of
                 the trust document.

Business or      At least one person authorized
Organization     by corporate resolution to act
                 on the account must sign the
                 written instructions.

Conservator,     The written instructions must
Guardian or      be signed by the person
Other Fiduciary  properly authorized by court
                 order to act in the particular
                 fiduciary capacity.

A Fund may require a signature guarantee in certain situations such as:

* a redemption request made by a corporation, partnership or fiduciary;

* a redemption request made by someone other than the owner of record; or

* the check is made payable to someone other than the owner of record.

This requirement is to protect you and Waddell & Reed from fraud. You can obtain a signature guarantee from most banks and securities dealers, but not from a notary public.

Each Fund reserves the right to redeem at NAV all of your Fund shares
(other than High Income Fund) in your account if their aggregate NAV is less than $500, or $250 for Cash Management. The Fund will give you notice and a 60-day opportunity to purchase a sufficient number of additional shares to bring the aggregate NAV of your shares to $500, or $250 for Cash
Management. Cash Management may charge a fee of $1.75 per month on all accounts with a NAV of less than $250, except for retirement plan accounts.
You may reinvest, without charge, all or part of the amount of Class A shares of a Fund you redeemed by sending to the Fund the amount you want to reinvest. The reinvested amounts must be received by the Fund within forty-
five days after the date of your redemption. You may do this only once with
Class A shares of a Fund.

The CDSC will not apply to the proceeds of Class A (as applicable), Class B or Class C shares of a Fund which are redeemed and then reinvested in Class
A, Class B or Class C shares, as applicable, of the Fund within forty-five days after such redemption. The Distributor will, with your reinvestment, restore an amount equal to the deferred sales charge attributable to the amount reinvested by adding the deferred sales charge amount to your reinvestment. For purposes of determining future deferred sales charges, the reinvestment will be treated as a new investment. You may do this only once as to Class A shares of a Fund, once as to Class B shares of a Fund and once as to Class C shares of a Fund.

Payments of principal and interest on loans made pursuant to a 401(a)
qualified plan (if such loans are permitted by the plan) may be reinvested, without payment of a sales charge, in Class A shares of any Waddell & Reed
Advisors Fund in which the plan may invest.

Telephone Transactions

The Funds and their agents will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine. Each
Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If a Fund fails to do so, the Fund may be liable for losses due to unauthorized or fraudulent instructions.
Current procedures relating to instructions communicated by telephone include tape recording instructions, requiring personal identification and providing written confirmations of transactions effected pursuant to such instructions.

Shareholder Services

Waddell & Reed provides a variety of services to help you manage your account.

Personal Service

Your local financial advisor is available to provide personal service.
Additionally, a toll-free call, 800-366-5465, connects you to a Client
Services Representative or our automated customer telephone service. During normal business hours, our Client Services staff is available to answer your questions or update your account records. At almost any time of the day or night, you may access your account information from a touch-tone phone, or from our web site, www.waddell.com, to:

* Obtain information about your accounts;

* Obtain price information about other funds in the Waddell & Reed
  Advisors Funds and W&R Funds; or

* Request duplicate statements.

Reports

Statements and reports sent to you include the following:

* confirmation statements (after every purchase, other than those purchases made through Automatic Investment Service, and after every exchange, transfer or redemption)

* year-to-date statements (quarterly)

* annual and semiannual reports to shareholders (every six months)

To reduce expenses, only one copy of the most recent annual and semiannual reports of the Funds may be mailed to your household, even if you have more than one account with a Fund. Call the telephone number listed for Client
Services if you need additional copies of annual or semiannual reports or account information.

Exchanges

You may sell your shares and buy shares of the same Class of another Fund in the Waddell & Reed Advisors Funds or in W&R Funds without the payment of an additional sales charge if you buy Class A shares or payment of a CDSC when you exchange Class B or Class C shares. For Class B and Class C shares or Class A shares to which the CDSC would otherwise apply, the time period for the deferred sales charge will continue to run. In addition, exchanging
Class Y shareholders in the Waddell & Reed Advisors Funds may buy Class A
shares of Waddell & Reed Advisors Cash Management.

You may exchange any Class A shares of the Government Securities, Municipal
Bond and Municipal High Income Funds that you have held for at least six months and any Class A shares of these Funds acquired as payment of a dividend or distribution for Class A shares of any other fund in the
Waddell & Reed Advisors Funds. You may exchange any Class A shares of the
Government Securities, Municipal Bond and Municipal High Income Funds that you have held for less than six months only for Class A shares of
Government Securities, Municipal Bond, and Municipal High Income Funds and
Cash Management.

You may exchange only into funds that are legally permitted for sale in your state of residence. Note that exchanges out of a Fund may have tax consequences for you. Before exchanging into a fund, read its prospectus.

The Funds reserve the right to terminate or modify these exchange privileges at any time, upon notice in certain instances.

Automatic Transactions for Class A, Class B and Class C Shareholders

Flexible Withdrawal Service lets you set up ongoing monthly, quarterly, semiannual or annual redemptions from your account.

Regular Investment Plans allow you to transfer money into your Fund account, or between fund accounts, automatically. While Regular Investment
Plans do not guarantee a profit and will not protect you against loss in a declining market, they can be an excellent way to invest for retirement, a home, educational expenses and other long-term financial goals.

Certain restrictions and fees imposed by the plan custodian may also apply for retirement accounts. Speak with your financial advisor for more information.

Regular Investment Plans

Automatic Investment Service
To move money from your bank account to an existing Fund account

       Minimum Amount        Minimum Frequency
       $25 (per Fund)             Monthly

Funds Plus Service
To move money from Waddell & Reed Advisors Cash Management to a Fund whether in the same or a different account in the same class

       Minimum Amount        Minimum Frequency
       $100  (per Fund)           Monthly

Distributions and Taxes

Distributions

Each Fund distributes substantially all of its net investment income and net capital gains to its shareholders each year.

Usually, a Fund distributes net investment income at the following times:
Bond Fund, High Income Fund and Municipal Bond Fund, monthly; Cash
Management, Government Securities Fund, Municipal High Income Fund and
Global Bond Fund, daily. Dividends declared for a particular day are paid to shareholders of record on the prior business day. However, dividends declared for Saturday and Sunday are paid to shareholders of record on the preceeding Thursday. Net capital gains (and any net gains from foreign currency transactions) usually are distributed in December.

Distribution Options. When you open an account, specify on your application how you want to receive your distributions. Each Fund offers two options:

1. Share Payment Option. Your dividends, capital gains and other distributions with respect to a class will be automatically paid in additional shares of the same class of the Fund. If you do not indicate a choice on your application, you will be assigned this option.

2. Cash Option. You will be sent a check for your dividends, capital gains and other distributions if the total distribution is equal to or greater than five dollars. If the distribution is less than five dollars, it will be automatically paid in additional shares of the same class of the
   Fund.

For retirement accounts, all distributions are automatically paid in additional shares.

Taxes

As with any investment, you should consider how your investment in a Fund will be taxed. If your account is not a tax-deferred retirement account (or you are not otherwise exempt from income tax), you should be aware of the following tax implications:

Taxes on distributions. Dividends from a Fund's investment company taxable income (which includes net short-term gains), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional
Fund shares. Distributions of a Fund's net capital gains, when designated as such, are taxable to you as long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, your long-term capital gains generally are taxed at a maximum rate of 20%.

Each Fund notifies you after each calendar year-end as to the amounts of dividends and other distributions paid (or deemed paid) to you for that year.

A portion of the dividends paid by a Fund, whether received in cash or paid in additional Fund shares, may be eligible for the dividends received deduction allowed to corporations. The eligible portion may not exceed the aggregate dividends received by a Fund from U.S. corporations. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends received deduction are subject indirectly to the Federal alternative minimum tax.

Withholding. Each Fund must withhold 31% of all dividends, capital gains and other distributions and redemption proceeds payable to individuals and certain other noncorporate shareholders who do not furnish the Fund with a correct taxpayer identification number. Withholding at that rate from dividends, capital gains and other distributions also is required for shareholders subject to backup withholding.

Taxes on transactions. Your redemption of Fund shares will result in a taxable gain or loss to you, depending on whether the redemption proceeds are more or less than what you paid for the redeemed shares (which normally includes any sales charge paid). An exchange of Fund shares for shares of any other fund in the Waddell & Reed Advisors Funds or W&R Funds generally will have similar tax consequences. However, special rules apply when you dispose of a Fund's Class A shares through a redemption or exchange within ninety days after your purchase and then reacquire Class A shares of that
Fund or acquire Class A shares of another fund in the Waddell & Reed
Advisors Funds without paying a sales charge due to the forty-five day reinvestment privilege or exchange privilege. See "Your Account."  In these cases, any gain on the disposition of the original Fund shares will be increased, or loss decreased, by the amount of the sales charge you paid when those shares were acquired, and that amount will increase the adjusted basis of the shares subsequently acquired. In addition, if you purchase shares of a Fund within thirty days before or after redeeming other shares of the Fund (regardless of class) at a loss, part or all of that loss will not be deductible and will increase the basis of the newly purchased shares.

For Municipal Bond Fund and Municipal High Income Fund, interest on indebtedness incurred or continued to purchase or carry shares of the Fund will not be deductible for Federal income tax purposes to the extent the
Fund's distributions consist of exempt-interest dividends. Proposals may be introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on municipal bonds. If such a proposal were enacted, the availability of municipal bonds for investment by the Fund and the value of its portfolio would be affected. In that event, the Fund may decide to reevaluate its investment goal and policies.

State and local income taxes. The portion of the dividends paid by each
Fund attributable to interest earned on U.S. Government securities generally is not subject to state and local income taxes, although distributions by any Fund to its shareholders of net realized gains on the sale of those securities are fully subject to those taxes. You should consult your tax adviser to determine the taxability of dividends and other distributions by the Funds in your state and locality.

The foregoing is only a summary of some of the important Federal income tax considerations generally affecting each Fund and its shareholders; you will find more information in the Fund's SAI. There may be other Federal, state or local tax considerations applicable to a particular investor. You are urged to consult your own tax adviser.

The Management of the Funds

Portfolio Management

Each Fund is managed by WRIMCO, subject to the authority of each Fund's
Board of Directors. WRIMCO provides investment advice to each of the Funds and supervises each Fund's investments. WRIMCO and/or its predecessors have served as investment manager to each of the registered investment companies in the Waddell & Reed Advisors Funds, W&R Funds and Target/United Funds
since the inception of each company. WRIMCO is located at 6300 Lamar
Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

James C. Cusser is primarily responsible for the management of the Bond
Fund and the Government Securities Fund. Mr. Cusser has held his Fund responsibilities since September 1992 for Bond Fund and since January 1997 for Government Securities Fund. He is Vice President of WRIMCO, Vice
President of the Funds and Vice President of other investment companies for which WRIMCO serves as investment manager. Mr. Cusser has served as the portfolio manager for the Funds and other investment companies managed by
WRIMCO and has been an employee of WRIMCO since August 1992.

Daniel J. Vrabac is primarily responsible for the management of Global Bond
Fund. Mr. Vrabac has held his Fund responsibilities since September 2000.
He is Vice President of the Fund and Vice President of other investment companies for which WRIMCO serves as investment manager. Mr. Vrabac has served as a portfolio manager with WRIMCO and has been an employee of such since May 1994.

Louise D. Rieke is primarily responsible for the management of the High
Income Fund. Ms. Rieke has held her Fund responsibilities since January
1990. She is Vice President of WRIMCO, Vice President of the Fund and Vice
President of other investment companies for which WRIMCO serves as investment manager. From November 1985 to March 1998, Ms. Rieke was Vice
President of, and a portfolio manager for, Waddell & Reed Asset Management
Company, a former affiliate of WRIMCO. Ms. Rieke has served as the portfolio manager for investment companies managed by WRIMCO and its predecessor since July 1986 and has been an employee of such since May
1971.

Bryan J. Bailey is primarily responsible for the management of the
Municipal Bond Fund. Mr. Bailey has held his Fund responsibilities since
June 14, 2000. He is Vice President of WRIMCO and Vice President of the
Fund. Mr. Bailey has served as the Assistant Portfolio Manager for investment companies managed by WRIMCO since January 1999 and has been an employee of WRIMCO since July 1993.

Mark Otterstrom is primarily responsible for the management of the
Municipal High Income Fund. Mr. Otterstrom has held his Fund responsibilities since June 14, 2000. He is Vice President of WRIMCO and
Vice President of the Fund. Mr. Otterstrom has served as the Assistant
Portfolio Manager for investment companies managed by WRIMCO and its predecessor since January 1995 and has been an employee of WRIMCO since May
1987.

Mira Stevovich is primarily responsible for the management of Cash
Management. Ms. Stevovich has held her Fund responsibilities since May
1998. She is Vice President of WRIMCO, Vice President and Assistant
Treasurer of the Fund and Vice President and Assistant Treasurer of other investment companies for which WRIMCO serves as investment manager. Ms.
Stevovich has served as the Assistant Portfolio Manager for investment companies managed by WRIMCO and its predecessor since January 1989 and has been an employee of such since March 1987.

Other members of WRIMCO's investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to a Fund's investments.

Management Fee

Like all mutual funds, the Funds pay fees related to their daily operations. Expenses paid out of each Fund's assets are reflected in its share price or dividends; they are neither billed directly to shareholders nor deducted from shareholder accounts.

Each Fund pays a management fee to WRIMCO for providing investment advice and supervising its investments. Each Fund also pays other expenses, which are explained in the SAI.

The management fee is payable at the annual rates of:

* for Bond Fund, 0.525% of net assets up to $500 million, 0.50% of net assets over $500 million and up to $1 billion, 0.45% of net assets over
  $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended December 31, 1999 were 0.47%;

* for Government Securities Fund, 0.50% of net assets up to $500 million,
  0.45% of net assets over $500 million and up to $1 billion, 0.40% of net assets over $1 billion and up to $1.5 billion, and 0.35% of net assets over $1.5 billion. Management fees for the Fund as a percent of the
  Fund's net assets for the fiscal year ended March 31, 2000 were 0.47%;

* for High Income Fund, 0.625% of net assets up to $500 million, 0.60% of net assets over $500 million and up to $1 billion, 0.55% of net assets over $1 billion and up to $1.5 billion, and 0.50% of net assets over
  $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2000 were 0.60%;

* for Global Bond Fund, 0.625% of net assets up to $500 million, 0.60% of net assets over $500 million and up to $1 billion, 0.55% of net assets over $1 billion and up to $1.5 billion, and 0.50% of net assets over
  $1.5 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended September 30, 1999 were 0.56%;

* for Municipal Bond Fund, 0.525% of net assets up to $500 million, 0.50%
  of net assets over $500 million and up to $1 billion, 0.45% of net assets over $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the
  Fund's net assets for the fiscal year ended September 30, 1999 were
  0.44%;

* for Municipal High Income Fund, 0.525% of net assets up to $500 million,
  0.50% of net assets over $500 million and up to $1 billion, 0.45% of net assets over $1 billion and up to $1.5 billion, and 0.40% of net assets over $1.5 billion. Management fees for the Fund as a percent of the
  Fund's net assets for the fiscal year ended September 30, 1999 were
  0.50%; and

* for Cash Management, at the annual rate of 0.40% of net assets.
  Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2000 were 0.40%.

WRIMCO has voluntarily agreed to waive its management fee for any day that a Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver.

Waddell & Reed Advisors Funds

Custodian                          Underwriter
UMB Bank, n.a.                     Waddell & Reed, Inc.
928 Grand Boulevard                6300 Lamar Avenue
Kansas City, Missouri 64141        P. O. Box 29217
                                   Shawnee Mission, Kansas
Legal Counsel                      66201-9217
Kirkpatrick & Lockhart LLP         913-236-2000
1800 Massachusetts Avenue, N.W.    888-WADDELL
Washington, D. C. 20036
Independent Auditors               Shareholder Servicing Agent
Deloitte & Touche LLP              Waddell & Reed
1010 Grand Boulevard               Services Company
Kansas City, Missouri              6300 Lamar Avenue
64106-2232                         P. O. Box 29217
                                   Shawnee Mission, Kansas
Investment Manager                 66201-9217
Waddell & Reed Investment          913-236-2000
Management Company                 888-WADDELL
6300 Lamar Avenue
P. O. Box 29217                    Accounting Services Agent
Shawnee Mission, Kansas            Waddell & Reed
66201-9217                         Services Company
913-236-2000                       6300 Lamar Avenue
888-WADDELL                        P. O. Box 29217
                                   Shawnee Mission, Kansas
                                   66201-9217
                                   913-236-2000
                                   888-WADDELL

            WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

                          6300 Lamar Avenue

                           P. O. Box 29217

                 Shawnee Mission, Kansas  66201-9217

                             913-236-2000

                          October 31, 2000

                 STATEMENT OF ADDITIONAL INFORMATION

     This Statement of Additional Information (the "SAI") is not a
prospectus. Investors should read this SAI in conjunction with the prospectus ("Prospectus") of Waddell & Reed Advisors Cash Management,
Inc. (the "Fund"), formerly, United Cash Management, Inc., dated June
30, 2000, which may be obtained from the Fund or its underwriter,
Waddell & Reed, Inc., at the address or telephone number shown above.

     Waddell & Reed Advisors Cash Management, Inc. is a mutual fund;
an investment that pools shareholders' money and invests it toward a specified goal. In technical terms, the Fund is an open-end, diversified management company organized as a Maryland corporation on
February 13, 1979.

                       PERFORMANCE INFORMATION

     Waddell & Reed, Inc., the Fund's underwriter, or the Fund may, from time to time, publish the Fund's yield, effective yield and performance rankings in advertisements and sales materials. Yield information is also available by calling the Shareholder Servicing
Agent at the telephone number shown on the inside back cover of the
Prospectus.

     There are two methods by which yield is calculated for a
specified time period for a class of shares of the Fund. The first method, which results in an amount referred to as the "current yield,"
assumes an account containing exactly one share of the applicable class at the beginning of the period. The net asset value of this share will be $1.00 except under extraordinary circumstances. The net change in the value of the account during the period is then determined by subtracting this beginning value from the value of the account at the end of the period which will include all dividends accrued for a share of such class; however, capital changes are excluded from the calculation, i.e., realized gains and losses from the sale of securities and unrealized appreciation and depreciation.
However, so that the change will not reflect the capital changes to be excluded, the dividends used in the yield computation may not be the same as the dividends actually declared, as certain realized gains and losses and, under unusual circumstances, unrealized gains and losses
(see "Purchase, Redemption and Pricing of Shares"), will be taken into account in the calculation of dividends actually declared. Instead, the dividends used in the yield calculation will be those which would have been declared if the capital changes had not affected the dividends.

     This net change in the account value is then divided by the value of the account at the beginning of the period (i.e., normally $1.00 as discussed above) and the resulting figure (referred to as the "base period return") is then annualized by multiplying it by 365 and dividing it by the number of days in the period with the resulting current yield figure carried to at least the nearest hundredth of one percent.

     The second method results in a figure referred to as the
"effective yield."  This represents an annualization of the current yield with dividends reinvested daily. Effective yield is calculated by compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result and rounding the result to the nearest hundredth of one percent according to the following formula:

                                                 365/7
     EFFECTIVE YIELD = [(BASE PERIOD RETURN + 1)]      - 1

     The yield for the Fund's Class A shares, Class B shares, Class C
Shares and Waddell & Reed Money Market C shares as calculated above for the seven days ended June 30, 2000, the date of the most recent balance sheet included in this SAI, was 6.03%, 6.09%, 5.45% and 5.43%, respectively, and the effective yield calculated for the same period was 6.21%, 6.27%, 5.60% and 5.58%, respectively.

     Changes in yields (calculated on either basis) primarily reflect different interest rates received by the Fund as its portfolio securities change. These different rates reflect changes in current interest rates on money market instruments. Both yields are affected by portfolio quality, portfolio maturity, type of instruments held and operating expense ratio.

     Effective March 24, 2000, Waddell & Reed Money Market B shares were combined into and redesignated as Waddell & Reed Money Market C shares. Effective June 30, 2000, Waddell & Reed Money Market C shares were closed to all investments other than reinvested dividends.

Performance Rankings and Other Information

     Waddell & Reed, Inc. or the Fund also may from time to time publish in advertisements or sales material performance rankings as published by recognized independent mutual fund statistical services such as Lipper Analytical Services, Inc., or by publications of general interest such as Forbes, Money, The Wall Street Journal,
Business Week, Barron's, Fortune or Morningstar Mutual Fund Values.
Each class of the Fund may also compare its performance to that of other selected mutual funds or selected recognized market indicators such as the Standard & Poor's 500 Composite Stock Price Index and the
Dow Jones Industrial Average. Performance information may be quoted numerically or presented in a table, graph or other illustration. In connection with a ranking, the Fund may provide additional
information, such as the particular category to which it related, the number of funds in the category, the criteria upon which the ranking is based, and the effect of sales charges, fee waivers and/or expense reimbursements.

     Performance information for the Fund may be accompanied by information about market conditions and other factors that affected the Fund's performance for the period(s) shown.

     All performance information that the Fund advertises or includes in sales material is historical in nature and is not intended to represent or guarantee future results. The value of Fund shares when redeemed may be more or less than their original cost.

            INVESTMENT STRATEGIES, POLICIES AND PRACTICES

     This SAI supplements the information contained in the Prospectus and contains more detailed information about the investment strategies and policies the Fund's investment manager, Waddell & Reed Investment
Management Company ("WRIMCO"), may employ and the types of instruments in which the Fund may invest, in pursuit of the Fund's goal. A summary of the risks associated with these instrument types and investment practices is included as well.

     WRIMCO might not buy all of these instruments or use all of these techniques, or use them to the full extent permitted by the Fund's investment policies and restrictions. WRIMCO buys an instrument or uses a technique only if it believes that doing so will help the Fund achieve its goal. See "Investment Restrictions and Limitations" for a listing of the fundamental and non-fundamental (e.g., operating)
investment restrictions and policies of the Fund.

     The Fund may invest only in the money market obligations and instruments listed below. In addition, as a money market fund and in order for the Fund to use the "amortized cost method" of valuing its portfolio securities, the Fund must comply with Rule 2a-7 ("Rule 2a-
7") under the Investment Company Act of 1940, as amended (the "1940
Act"). Under Rule 2a-7, investments are limited to those that are U.S.
dollar denominated and that are rated in one of the two highest rating categories by the requisite nationally recognized statistical rating organizations(s) ("NRSRO(s)") or are comparable unrated securities.
See Appendix A to this SAI for a description of some of these ratings.
In addition, Rule 2a-7 limits investments in securities of any one issuer (except U.S. Government securities) to no more than 5% of the
Fund's total assets. Investments in securities rated in the second highest rating category by the requisite NRSRO(s) or comparable unrated securities are limited to no more than 5% of the Fund's total assets, with investment in such securities of any one issuer being limited to the greater of 1% of the Fund's total assets or $1,000,000.
In accordance with Rule 2a-7, the Fund may invest in securities with a remaining maturity of not more than 397 calendar days. See discussion under "Determination of Offering Price."

     (1)  U.S. Government Obligations:  Obligations issued or
guaranteed by the U.S. Government or its agencies or instrumentalities
("U.S. Government securities") are high quality debt instruments issued or guaranteed as to principal or interest by the U.S. Treasury or an agency or instrumentality of the U.S. Government. These securities include Treasury Bills (which mature within one year of the date they are issued), Treasury Notes (which have maturities of one to ten years) and Treasury Bonds (which generally have maturities of more than ten years). All such Treasury securities are backed by the full faith and credit of the United States.

     U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Federal
Housing Administration, Fannie Mae (also known as the Federal National
Mortgage Association), Farmers Home Administration, Export-Import Bank
of the United States, Small Business Administration, Government
National Mortgage Association ("Ginnie Mae"), General Services
Administration, Central Bank for Cooperatives, Federal Home Loan
Banks, Federal Home Loan Mortgage Corporation ("Freddie Mac"), Farm
Credit Banks, Maritime Administration, the Tennessee Valley Authority,
the Resolution Funding Corporation and the Student Loan Marketing
Association.

     Securities issued or guaranteed by U.S. Government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the
Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by Fannie Mae, are supported only by the credit of the instrumentality and by a pool of mortgage assets. If the securities are not backed by the full faith and credit of the United
States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Fund will invest in securities of agencies and instrumentalities only if WRIMCO is satisfied that the credit risk involved is minimal. The Fund intends to invest in U.S. Government Securities when there is a limited availability of other obligations and instruments.

     (2)  Bank Obligations and Instruments Secured Thereby:  Subject
to the limitations described above, time deposits, certificates of deposit, bankers' acceptances and other bank obligations if they are obligations of a bank subject to regulation by the U.S. Government
(including obligations issued by foreign branches of these banks) or obligations issued by a foreign bank having total assets equal to at least U.S. $500,000,000, and instruments secured by any such obligation; in this SAI, a "bank" includes commercial banks and savings and loan associations. Time deposits are monies kept on deposit with U.S. banks or other U.S. financial institutions for a stated period of time at a fixed rate of interest. At present, bank time deposits are not considered by the Board of Directors or WRIMCO to be readily marketable. There may be penalties for the early withdrawal of such time deposits, in which case, the yield of these investments will be reduced.

     (3)  Commercial Paper Obligations Including Variable Amount
Master Demand Notes:  Commercial paper rated A-1 or A-2 by Standard &
Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), or
Prime-1 or Prime-2 by Moody's or, if not rated, of comparable quality and issued by a corporation in whose debt obligations the Fund may invest (see 4 below). S&P and Moody's are among the NRSRO's under Rule
2a-7. See Appendix A for a description of some of these ratings. A variable amount master demand note represents a borrowing arrangement under a letter agreement between a commercial paper issuer and an institutional lender.

     (4)  Corporate Debt Obligations:  Corporate debt obligations if they are rated at least A by S&P or Moody's. See Appendix A for a description of some of these debt ratings.

     (5)  Canadian Government Obligations:  Obligations of, or
guaranteed by, the Government of Canada, a Province of Canada or any
agency, instrumentality or political subdivision of that Government or any Province; however, the Fund may not invest in Canadian Government obligations if more than 10% of the value of its total assets would then be so invested, subject to the diversification requirements of
Rule 2a-7. The Fund may not invest in Canadian Government obligations if they are denominated in Canadian dollars. See "Determination of
Offering Price."

     (6)  Certain Other Obligations:  Obligations other than those listed in 1 through 5 (such as municipal obligations) above only if any such other obligation is guaranteed as to principal and interest by either a bank in whose obligations the Fund may invest (see 2 above) or a corporation in whose commercial paper the Fund may invest
(see 3 above) and otherwise permissible under Rule 2a-7.

     The value of the obligations and instruments in which the Fund invests will fluctuate depending in large part on changes in prevailing interest rates. If these rates go up after the Fund buys an obligation or instrument, its value may go down; if these rates go down, its value may go up. Changes in value and yield based on changes in prevailing interest rates may have different effects on short-term debt obligations than on long-term obligations. Long-term obligations
(which often have higher yields) may fluctuate in value more than short-term ones. Changes in interest rates will be more quickly reflected in the yield of a portfolio of short-term obligations than in the yield of a portfolio of long-term obligations.

Specific Securities and Investment Practices

  Foreign Obligations and Instruments

     Subject to the diversification requirements applicable to the
Fund under Rule 2a-7, the Fund may invest up to 10% of its total assets in Canadian Government obligations and may also invest in foreign bank obligations, obligations of foreign branches of domestic banks, and other obligations guaranteed by a bank in whose obligations the Fund may invest. Each of these obligations must be U.S. dollar denominated. Although there is no fundamental policy limiting the
Fund's investment in foreign bank obligations and obligations of foreign branches of domestic banks, it does not intend to invest more than 25% of its total assets in a combination of these obligations.
Investments in obligations of domestic branches of foreign banks will not be considered to be foreign securities if WRIMCO has determined that the nature and extent of federal and state regulation and supervision of the branch in question is substantially equivalent to federal and state chartered or domestic banks doing business in the same jurisdiction.

     Purchasing these securities presents special considerations:
reduction of income by foreign taxes; changes in currency rates and controls (e.g., currency blockage); lack of public information; lack of uniform accounting, auditing and financial reporting standards;
less volume on foreign exchanges; less liquidity; greater volatility;
less regulation of issuers, exchanges and brokers; greater
difficulties in commencing lawsuits; possibilities in some countries of expropriation, confiscatory taxation, social instability or adverse diplomatic developments; and differences (which may be favorable or unfavorable) between the U.S. economy and foreign economies.
Uncertificated foreign securities will be purchased only if
permissible under the custodianship provisions of the 1940 Act.

  Illiquid Investments

     Illiquid investments are investments that cannot be sold or otherwise disposed of in the ordinary course of business within seven days at approximately the price at which they are valued. Investments currently considered to be illiquid include:

     (1)  repurchase agreements not terminable within seven days;
     (2)  fixed time deposits subject to withdrawal penalties other than overnight deposits;
     (3)  securities for which market quotations are not readily available; and
     (4)  restricted securities not determined to be liquid pursuant to guidelines established by the Fund's Board of Directors.

    However, illiquid investments do not include any obligations payable at principal amount plus accrued interest on demand or within seven days after demand.

     If through a change in values, net assets, or other
circumstances, the Fund were in a position where more than 10% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity.

  Indexed Securities

     Subject to the requirements of Rule 2a-7, the Fund may purchase securities the values of which varies in relation to the value of financial indicators such as other securities, securities indices or interest rates, as long as the indexed securities are U.S. dollar denominated. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security or other instrument to which they are indexed and may also be influenced by interest rate changes in the
United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security and their values may decline substantially if the issuer's
creditworthiness deteriorates. Indexed securities may be more volatile than the underlying investments. Indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified index value increases, or their maturity value may decline when the index increases. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

  Lending Securities

     Securities loans may be made on a short-term or long-term basis for the purpose of increasing the Fund's income. If the Fund lends securities, the borrower pays the Fund an amount equal to the dividends or interest on the securities that the Fund would have received if it had not lent the securities. The Fund also receives additional compensation. Under the Fund's current securities lending procedures, the Fund may lend securities only to broker-dealers and financial institutions deemed creditworthy by WRIMCO.

     Any securities loans that the Fund makes must be collateralized in accordance with applicable regulatory requirements (the
"Guidelines"). At the time of each loan, the Fund must receive collateral equal to no less than 100% of the market value of the securities loaned. Under the present Guidelines, the collateral must consist of cash and/or U.S. Government Obligations, at least equal in value to the market value of the securities lent on each day the loan is outstanding. If the market value of the lent securities exceeds the value of the collateral, the borrower must add more collateral so that it at least equals the market value of the securities lent. If the market value of the securities decreases, the borrower is entitled to return of the excess collateral.

     There are two methods of receiving compensation for making loans.
The first is to receive a negotiated loan fee from the borrower. This method is available for both types of collateral. The second method is to receive interest on the investment of the cash collateral or to receive interest on the U.S. Government Obligations used as
collateral. Part of the interest received in either case may be shared with the borrower.

     The Fund will make loans only under rules of the New York Stock
Exchange (the "NYSE"), which presently require the borrower to give the securities back to the Fund within five business days after the
Fund gives notice to do so. The Fund may pay reasonable finder's, administrative and custodian fees in connection with loans of securities.

     Some, but not all, of the Fund's rules are necessary to meet requirements of certain laws relating to securities loans. These rules will not be changed unless the change is permitted under these requirements. These requirements do not cover the present rules, which may be changed without shareholder vote, as to how the Fund may invest cash collateral.

     There may be risks of delay in receiving additional collateral from the borrower if the market value of the securities loaned increases, risks of delay in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially.

  Mortgage-Backed and Asset-Backed Securities

     Mortgage-Backed Securities. Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property and include single- and multi-class pass-through securities and collateralized mortgage obligations. Multi-class pass-through securities and collateralized mortgage obligations are collectively referred to in this SAI as
"CMOs."  Some CMOs are directly supported by other CMOs, which in turn are supported by mortgage pools. Investors typically receive payments out of the interest and principal on the underlying mortgages. The portions of the payments that investors receive, as well as the priority of their rights to receive payments, are determined by the specific terms of the CMO class.

     The U.S. Government mortgage-backed securities in which the Fund may invest include mortgage-backed securities issued or guaranteed as to the payment of principal and interest (but not as to market value)
by Ginnie Mae, Fannie Mae or Freddie Mac. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. Payments of principal and interest (but not the market value) of such private mortgage-backed securities may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. Government or one of its agencies or instrumentalities, or they may be issued without any government guarantee of the underlying mortgage assets but with some form of non-government credit enhancement. These credit enhancements do not protect investors from changes in market value.

     The Fund may invest in mortgage-backed securities as long as
WRIMCO determines that it is consistent with the Fund's goal and investment policies and subject to the requirements of Rule 2a-7. The
Fund may purchase mortgage-backed securities issued by both government and non-government entities such as banks, mortgage lenders, or other financial institutions. Other types of mortgage-backed securities will likely be developed in the future, and the Fund may invest in them if
WRIMCO determines they are consistent with the Fund's goals and investment policies.

     The yield characteristics of mortgage-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently and that principal may be prepaid at any time because the underlying mortgage loans generally may be prepaid at any time. As a result, if the Fund purchases these securities at a premium, a prepayment rate that is faster than expected will reduce yield to maturity while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Accelerated prepayments on securities purchased by the Fund at a premium also impose a risk of loss of principal because the premium may not have been fully amortized at the time the principal is repaid in full.

     Timely payment of principal and interest on pass-through
securities of Ginnie Mae (but not those of Freddie Mac or Fannie Mae)
is guaranteed by the full faith and credit of the United States. This is not a guarantee against market decline of the value of these securities or shares of the Fund. It is possible that the availability and marketability (i.e., liquidity) of these securities could be adversely affected by actions of the U.S. Government to tighten the availability of its credit.

     Stripped Mortgage-Backed Securities. The Fund may invest in stripped securities as long as WRIMCO determines that it is consistent with the Fund's goal and investment policies and subject to the requirements of Rule 2a-7. Stripped mortgage-backed securities are created when a U.S. Government agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The holder of the
"principal-only" security ("PO") receives the principal payments made by the underlying mortgage-backed security, while the holder of the
"interest-only" security ("IO") receives interest payments from the same underlying security.

     For example, interest-only ("IO") classes are entitled to receive all or a portion of the interest, but none (or only a nominal amount)
of the principal payments, from the underlying mortgage assets. If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest allocable to the IO class, and therefore the yield to investors, generally will be reduced. In some instances, an investor in an IO may fail to recoup all of the investor's initial investment, even if the security is guaranteed by the U.S. Government or considered to be of the highest quality. Conversely, principal-only ("PO") classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets. PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. IOs, POs and other CMOs involve special risks, and evaluating them requires special knowledge.

     The Fund has not in the past invested and has no present
intention to invest in these types of securities.

     Asset-Backed Securities. Asset-backed securities have structural characteristics similar to mortgage-backed securities, as discussed above. However, the underlying assets securing the debt are not first lien mortgage loans or interests therein, but include assets such as motor vehicle installment sales contracts, other installment sale contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card)
agreements. Such assets are securitized through the use of trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present. The value of asset-backed securities may also depend on the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing the credit enhancement.

     Special Characteristics of Mortgage-Backed and Asset-Backed
Securities. The yield characteristics of mortgage-backed and asset-
backed securities differ from those of traditional debt securities.
Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other obligations generally may be prepaid at any time. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors'
housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed-rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Similar factors apply to prepayments on asset-backed securities, but the receivables underlying asset-backed securities generally are of a shorter maturity and thus are likely to experience substantial prepayments. Such securities, however, often provide that for a specified time period the issuers will replace receivables in the pool that are repaid with comparable obligations. If the issuer is unable to do so, repayment of principal on the asset-backed securities may commence at an earlier date.

     The rate of interest on mortgage-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool due to the annual fees paid to the servicer of the mortgage pool for passing through monthly payments to certificate holders and to any guarantor, and due to any yield retained by the issuer. Actual yield to the holder may vary from the coupon rate, even if adjustable, if the mortgage-backed securities are purchased or traded in the secondary market at a premium or discount. In addition, there is normally some delay between the time the issuer receives mortgage payments from the servicer and the time the issuer makes the payments on the mortgage-backed securities, and this delay reduces the effective yield to the holder of such securities.

     Yields on pass-through securities are typically quoted by
investment dealers and vendors based on the maturity of the underlying instruments and the associated average life assumption. The average life of pass-through pools varies with the maturities of the underlying mortgage loans. A pool's term may be shortened by unscheduled or early payments of principal on the underlying mortgages. Because prepayment rates of individual pools vary widely, it is not possible to predict accurately the average life of a particular pool. In the past, a common industry practice has been to assume that prepayments on pools of fixed rate 30-year mortgages would result in a 12-year average life for the pool. At present, mortgage pools, particularly those with loans with other maturities or different characteristics, are priced on an assumption of average life determined for each pool. In periods of declining interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgage-related securities. Conversely, in periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool.
Changes in the rate or "speed" of these payments can cause the value of the mortgage backed securities to fluctuate rapidly. However, these effects may not be present, or may differ in degree, if the mortgage loans in the pools have adjustable interest rates or other special payment terms, such as a prepayment charge. Actual prepayment experience may cause the yield of mortgage-backed securities to differ from the assumed average life yield.

     The market for privately issued mortgage-backed and asset-backed securities is smaller and less liquid than the market for U.S.
Government mortgage-backed securities. CMO classes may be specifically structured in a manner that provides any of a wide variety of investment characteristics, such as yield, effective maturity and interest rate sensitivity. As market conditions change, however, and especially during periods of rapid or unanticipated changes in market interest rates, the attractiveness of some CMO classes and the ability of the structure to provide the anticipated investment characteristics may be reduced. These changes can result in volatility in the market value and in some instances reduced liquidity, of the CMO class.

  Repurchase Agreements

     The Fund may purchase securities subject to repurchase
agreements. The Fund will not enter into a repurchase transaction that will cause more than 10% of its net assets to be invested in illiquid investments, which include repurchase agreements not terminable within seven days. See "Illiquid Investments."  A repurchase agreement is an instrument under which the Fund purchases a security and the seller
(normally a commercial bank or broker-dealer) agrees, at the time of purchase, that it will repurchase the security at a specified time and price. The amount by which the resale price is greater than the purchase price reflects an agreed-upon market interest rate effective for the period of the agreement. The return on the securities subject to the repurchase agreement may be more or less than the return on the repurchase agreement.

     The majority of the repurchase agreements in which the Fund will engage are overnight transactions, and the delivery pursuant to the resale typically will occur within one to five days of the purchase.
The primary risk is that the Fund may suffer a loss if the seller fails to pay the agreed-upon amount on the delivery date and that amount is greater than the resale price of the underlying securities and other collateral held by the Fund. In the event of bankruptcy or other default by the seller, there may be possible delays or expenses in liquidating the underlying securities or other collateral, decline in their value and loss of interest. The return on such collateral may be more or less than that from the repurchase agreement. The Fund's repurchase agreements will be structured so as to fully collateralize the loans. In other words, the value of the underlying securities, which will be held by the Fund's custodian bank or by a third party that qualifies as a custodian under Section 17(f) of the 1940 Act, is and, during the entire term of the agreement, will remain at least equal to the value of the loan, including the accrued interest earned thereon. Repurchase agreements are entered into only with those entities approved by WRIMCO.

  Restricted Securities

     Restricted securities are securities that are subject to legal or contractual restrictions on resale. However, restricted securities generally can be resold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended ("1933 Act"), or in a registered public offering. For example, the Fund may purchase commercial paper that is issued in reliance on the so-called "private placement" exemption from registration that is afforded by Section 4(2) ("Section 4(2) paper") of the 1933 Act.
Section 4(2) paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thus providing liquidity.

     Where registration of a security is required, the Fund may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek
registration of the security.

     There are risks associated with investment in restricted
securities in that there can be no assurance of a ready market for resale. Also, the contractual restrictions on resale might prevent the
Fund from reselling the securities at a time when such sale would be desirable. Restricted securities in which the Fund seeks to invest need not be listed or admitted to trading on a foreign or domestic exchange and may be less liquid than listed securities. Certain restricted securities, e.g., Section 4(2) paper, may be determined to be liquid in accordance with guidelines adopted by the Board of
Directors. See "Illiquid Investments".

     These restricted securities will be valued in the same manner that other commercial paper held by the Fund is valued. See "Portfolio
Valuation."  The Fund does not anticipate adjusting for any diminution in value of these securities on account of their restrictive feature because of the existence of an active market which creates liquidity and because of the availability of actual market quotations for these restricted securities. In the event that there should cease to be an active market for these securities or actual market quotations become unavailable, they will be valued at fair value as determined in good faith by the Board of Directors.

  Variable or Floating Rate Instruments

     Variable or floating rate instruments (including notes purchased directly from issuers) bear variable or floating interest rates and may carry rights that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries on dates prior to their stated maturities.
Floating rate securities have interest rates that change whenever there is a change in a designated base rate while variable rate instruments provide for a specified periodic adjustment in the interest rate. These formulas are designed to result in a market value for the instrument that approximates its par value.

  When-Issued and Delayed-Delivery Transactions

     The Fund may purchase securities in which it may invest on a when-issued or delayed-delivery basis or sell them on a delayed-
delivery basis. In either case payment and delivery for the securities take place at a future date. The securities so purchased or sold by the Fund are subject to market fluctuation; their value may be less or more when delivered than the purchase price paid or received. When purchasing securities on a when issued or delayed-delivery basis, the
Fund assumes the rights and risks of ownership, including the risk of price and yield fluctuations. No interest accrues to the Fund until delivery and payment is completed. When the Fund makes a commitment to purchase securities on a when-issued or delayed-delivery basis, it will record the transaction and thereafter reflect the value of the securities in determining its net asset value per share. When the Fund sells a security on a delayed-delivery basis, the Fund does not participate in further gains or losses with respect to the security.
When the Fund makes a commitment to sell securities on a delayed-
delivery basis, it will record the transaction and thereafter value the securities at the sales price in determining the Fund's net asset value per share. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity, or could suffer a loss.

     Ordinarily the Fund purchases securities on a when-issued or delayed-delivery basis with the intention of actually taking delivery of the securities. However, before the securities are delivered to the
Fund and before it has paid for them (the "settlement date"), the Fund could sell the securities if WRIMCO decided it was advisable to do so for investment reasons. The Fund will hold aside or segregate cash or other securities, other than those purchased on a when-issued or delayed-delivery basis, at least equal to the amount it will have to pay on the settlement date; these other securities may, however, be sold at or before the settlement date to pay the purchase price of the when-issued or delayed-delivery securities.

Investment Restrictions and Limitations

     Certain of the Fund's investment restrictions and other
limitations are described in this SAI. The following are the Fund's fundamental investment limitations set forth in their entirety, which, like the Fund's goal and the types of money market securities in which the Fund may invest, cannot be changed without shareholder approval.
For this purpose, shareholder approval means the approval, at a meeting of Fund shareholders, by the lesser of (1) the holders of 67%
or more of the Fund's shares represented at the meeting, if more than
50% of the Fund's outstanding shares are present in person or by proxy or (2) more than 50% of the Fund's outstanding shares. The Fund may not:

     (1)  Buy commodities or commodity contracts, voting securities, any mineral related programs or leases, or oil or gas
          leases, any shares of other investment companies or any
          warrants, puts, calls or combinations thereof;

     (2)  Buy real estate nor any nonliquid interest in real estate investment trusts; however, the Fund may buy obligations or instruments that it may otherwise buy even though the issuer invests in real estate or interests in real estate;

     (3)  With respect to 75% of its total assets, purchase securities of any one issuer (other than cash items and "Government
          securities" as defined in the 1940 Act) if immediately after and as a result of such purchase, the value of the holdings of the Fund in the securities of such issuer exceeds 5% of the value of the Fund's total assets;

     (4)  Buy the securities of companies in any one industry if more than 25% of the Fund's total assets would then be in
          companies in that industry, except that U.S. Government
          obligations and bank obligations and instruments are not
          included in this limit;

     (5)  Make loans other than certain limited types of loans
          described herein; the Fund can buy debt securities and other obligations consistent with its goal and its other
          investment policies and restrictions; it can also lend its portfolio securities to the extent allowed, and in
          accordance with the requirements, under the 1940 Act and
          enter into repurchase agreements except as indicated above
          (see "Repurchase Agreements" above);

          The following interpretation applies to, but is not part of, this fundamental restriction:  the Fund's investments in
          master notes and similar instruments will not be considered to be the making of a loan.

     (6)  Invest for the purpose of exercising control or management of other companies;

     (7)  Participate on a joint, or a joint and several, basis in any trading account in any securities;

     (8)  Sell securities short or buy securities on margin; also, the
          Fund may not engage in arbitrage transactions;

     (9)  Engage in the underwriting of securities;

     (10) Borrow to increase income, except to meet redemptions so it will not have to sell portfolio securities for this purpose.
          The Fund may borrow money from banks as a temporary measure or for extraordinary or emergency purposes but only up to
          10% of its total assets. It can mortgage or pledge its
          assets in connection with such borrowing but only up to the lesser of the amounts borrowed or 5% of the value of the
          Fund's total assets; or

     (11) Issue senior securities.

     The following investment restrictions are not fundamental and may be changed by the Board of Directors without shareholder approval:

     (1)  The Fund may not purchase the securities of any one issuer
          (other than U.S. Government securities) if, as a result of such purchase, more than 5% of its total assets would be
          invested in the securities of any one issuer, as determined in accordance with Rule 2a-7; provided, however, the Fund
          may invest up to 25% of its total assets in first tier
          securities of a single issuer for a period of up to 3
          business days after the purchase. The Fund may rely on this exception only as to one issuer at a time. The Fund may not invest more than 5% of its total assets in securities rated in the second highest rating category by the requisite
          rating organization(s) or comparable unrated securities,
          with investments in such securities of any one issuer
          (except U.S. Government securities) limited to the greater of 1% of the Fund's total assets or $1,000,000, as
          determined in accordance with Rule 2a-7.

     (2)  Subject to the diversification requirements of Rule 2a-7, the Fund may not invest more than 10% of its total assets in
          Canadian Government obligations.

     (3)  The Fund does not intend to invest more than 25% of its total assets in a combination of foreign bank obligations.

     (4)  The Fund may not purchase a security if, as a result, more than 10% of its net assets would consist of illiquid
          investments.

     (5)  The Fund does not intend to invest more than 50% of its total assets in Section 4(2) paper determined to be liquid in accordance with guidelines adopted by the Board of
          Directors.

     (6)  The Fund does not currently intend to invest in the
          securities of any issuer (other than securities issued or
          guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of its total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation. This
          restriction does not apply to any obligations issued or
          guaranteed by the U.S. government or a state or local
          government authority, or their respective instrumentalities, or to CMOs, other mortgage-related securities, asset-backed securities, indexed securities or over-the-counter
          derivative instruments.

     (7)  The Fund will not invest in any security whose interest rate or principal amount to be repaid, or timing of repayments, varies or floats with the value of a foreign currency, the rate of interest payable on foreign currency borrowings, or with any interest rate or currency other than U.S. dollars.

     An investment policy or limitation that states a maximum
percentage of the Fund's assets that may be so invested or prescribes quality standards is typically applied immediately after, and based on, the Fund's acquisition of an asset. Accordingly, a subsequent change in the asset's value, net assets, or other circumstances will not be considered when determining whether the investment complies with the Fund's investment policies and limitations.

Portfolio Turnover

     In general, the Fund purchases investments with the expectation of holding them to maturity. However, the Fund may engage in short-
term trading to attempt to take advantage of short-term market variations. The Fund may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Fund has high portfolio turnover due to the short maturities of its investments, but this should not affect its net asset value or income, as brokerage commissions are not usually paid on the investments which the Fund makes. In the usual calculation of portfolio turnover, securities of the type in which the Fund invests are excluded. Consequently, the high turnover which it will have is not comparable to the turnover rates of most investment companies.

Portfolio Valuation

     Under Rule 2a-7, the Fund is permitted to use the "amortized cost method" for valuing its portfolio securities provided it meets certain conditions. See "Purchase, Redemption and Pricing of Shares."  As a
general matter, the primary conditions imposed under Rule 2a-7 relating to the Fund's portfolio investments are that the Fund must
(1) not maintain a dollar-weighted average portfolio maturity in excess of 90 days, (2) limit its investments, including repurchase agreements, to those instruments which are U.S. dollar denominated and which WRIMCO, pursuant to guidelines established by the Fund's Board of Directors, determines present minimal credit risks and which are rated in one of the two highest rating categories by the NRSRO(s), as defined in Rule 2a-7 or, in the case of any instrument that is not rated, of comparable quality as determined by the Fund's Board of
Directors, (3) limit its investments in the securities of any one issuer (except U.S. Government securities) to no more than 5% of its assets, (4) limit its investments in securities rated in the second highest rating category by the requisite NRSRO(s) or comparable unrated securities to no more than 5% of its assets, (5) limit its investments in the securities of any one issuer which are rated in the second highest rating category by the requisite NRSRO(s) or comparable unrated securities to the greater of 1% of its assets or $1,000,000, and (6) limit its investments to securities with a remaining maturity of not more than 397 days. Rule 2a-7 sets forth the method by which the maturity of a security is determined.

               INVESTMENT MANAGEMENT AND OTHER SERVICES

The Management Agreement

     The Fund has an Investment Management Agreement (the "Management
Agreement") with Waddell & Reed, Inc. On January 8, 1992, subject to the authority of the Fund's Board of Directors, Waddell & Reed, Inc.
assigned the Management Agreement and all related investment management duties (and related professional staff) to WRIMCO, a wholly owned subsidiary of Waddell & Reed, Inc. Under the Management
Agreement, WRIMCO is employed to supervise the investments of the Fund and provide investment advice to the Fund. The address of WRIMCO and
Waddell & Reed, Inc. is 6300 Lamar Avenue, P.O. Box 29217, Shawnee
Mission, Kansas  66201-9217. Waddell & Reed, Inc. is the Fund's
underwriter.

     The Management Agreement permits WRIMCO or an affiliate of WRIMCO to enter into a separate agreement for transfer agency services
("Shareholder Servicing Agreement") and a separate agreement for accounting services ("Accounting Services Agreement") with the Fund.
The Management Agreement contains detailed provisions as to the matters to be considered by the Fund's Board of Directors prior to approving any Shareholder Servicing Agreement or Accounting Services
Agreement.

Waddell & Reed Financial, Inc.

     WRIMCO is a wholly owned subsidiary of Waddell & Reed, Inc.
Waddell & Reed, Inc. is a wholly owned subsidiary of Waddell & Reed
Financial Services, Inc., a holding company, which is a wholly owned subsidiary of Waddell & Reed Financial, Inc., a publicly held company.
The address of these companies is 6300 Lamar Avenue, P.O. Box 29217,
Shawnee Mission, Kansas 66201-9217.

     Waddell & Reed, Inc. and its predecessors have served as
investment manager to each of the registered investment companies in the Waddell & Reed Advisors Funds (formerly, the United Group of
Mutual Funds), to W&R Target Funds, Inc. (formerly, Target/United
Funds, Inc.) and to W&R Funds, Inc. (formerly, Waddell & Reed Funds,
Inc.) since 1940 or the company's inception date, whichever was later.
Waddell & Reed, Inc. serves as principal underwriter for the investment companies in the Waddell & Reed Advisors Funds and W&R
Funds, Inc. and acts as principal underwriter and distributor for variable life insurance and variable annuity policies for which W&R
Target Funds, Inc. is the underlying investment vehicle.

Shareholder Services

     Under the Shareholder Servicing Agreement entered into between the Fund and Waddell & Reed Services Company (the "Agent"), a
subsidiary of Waddell & Reed, Inc., the Agent performs shareholder servicing functions, including the maintenance of shareholder accounts, the issuance, transfer and redemption of shares,
distribution of dividends and payment of redemptions, the furnishing of related information to the Fund and handling of shareholder inquiries. A new Shareholder Servicing Agreement, or amendments to the existing one, may be approved by the Fund's Board of Directors without shareholder approval.

Accounting Services

     Under the Accounting Services Agreement entered into between the
Fund and the Agent, the Agent provides the Fund with bookkeeping and accounting services and assistance, including maintenance of the
Fund's records, pricing of the Fund's shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports. A new Accounting Services
Agreement, or amendments to an existing one, may be approved by the
Fund's Board of Directors without shareholder approval.

Payments by the Fund for Management, Accounting and Shareholder
Services

     Under the Management Agreement, for WRIMCO's management services, the Fund pays WRIMCO a fee as described in the Prospectus. The management fees paid to WRIMCO during the fiscal years ended June 30,
2000, 1999 and 1998 were $3,052,023, $2,476,181 and $2,047,383, respectively.

     For purposes of calculating the daily fee the Fund does not include money owed to it by Waddell & Reed, Inc. for shares which it has sold but not yet paid the Fund. The Fund accrues and pays this fee daily.

     Under the Shareholder Servicing Agreement, with respect to Class
A shares, the Fund pays the Agent a monthly fee of $1.75 for each shareholder account which was in existence at any time during the prior month, and $.75 for each shareholder check it processes. For
Class B, Class C and Waddell & Reed Money Market C shares, the Fund pays the agent a monthly fee of $1.75 for each account which was in existence during any portion of the immediately preceding month. The
Fund also pays certain out-of-pocket expenses of the Agent, including long distance telephone communications costs; microfilm and storage costs for certain documents; forms, printing and mailing costs;
charges of any sub-agent used by Agent in performing services under the Shareholder Servicing Agreement; and costs of legal and special services not provided by Waddell & Reed, Inc., WRIMCO, or the Agent.

     Under the Accounting Services Agreement, the Fund pays the Agent a monthly fee of one-twelfth of the annual fee shown in the following table.

                       Accounting Services Fee
                      (as of September 1, 2000)

                  Average
               Net Asset Level                Annual Fee
          (all dollars in millions)      Rate for Each Level
          -------------------------      -------------------

          From $    0 to $   10              $      0
          From $   10 to $   25              $ 11,000
          From $   25 to $   50              $ 22,000
          From $   50 to $  100              $ 33,000
          From $  100 to $  200              $ 44,000
          From $  200 to $  350              $ 55,000
          From $  350 to $  550              $ 66,000
          From $  550 to $  750              $ 77,000
          From $  750 to $1,000              $ 93,500
               $1,000 and Over               $110,000

     Plus, for each class of shares in excess of one, the Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

                       Accounting Services Fee
                     (Prior to September 1, 2000)

                  Average
               Net Asset Level                Annual Fee
          (all dollars in millions)      Rate for Each Level
          -------------------------      -------------------

          From $    0 to $   10              $      0
          From $   10 to $   25              $ 10,000
          From $   25 to $   50              $ 20,000
          From $   50 to $  100              $ 30,000
          From $  100 to $  200              $ 40,000
          From $  200 to $  350              $ 50,000
          From $  350 to $  550              $ 60,000
          From $  550 to $  750              $ 70,000
          From $  750 to $1,000              $ 85,000
               $1,000 and Over               $100,000

     Fees paid to the Agent for the fiscal years ended June 30, 2000,
1999 and 1998 were $76,250, $70,000 and $62,500, respectively.

     Since the Fund pays a management fee for investment supervision and an accounting services fee for accounting services as discussed above, WRIMCO and the Agent, respectively, pay all of their own expenses in providing these services. Amounts paid by the Fund under the Shareholder Servicing Agreement are described above. Waddell &
Reed, Inc. and affiliates pay the Fund's Directors and officers who are affiliated with WRIMCO and its affiliates. The Fund pays the fees and expenses of the Fund's other Directors.

     The Fund pays all of its other expenses. These include the costs of materials sent to shareholders, audit and outside legal fees, taxes, brokerage commissions, interest, insurance premiums, custodian fees, fees payable by the Fund under Federal or other securities laws and to the Investment Company Institute and nonrecurring and extraordinary expenses, including litigation and indemnification relating to litigation.

Distribution Arrangement

     Waddell & Reed, Inc. (the "Distributor") acts as principal underwriter and distributor of the Fund's shares pursuant to an underwriting agreement ("Agreement"). The Agreement requires the
Distributor to use its best efforts to sell the shares of the Fund but is not exclusive, and permits and recognizes that the Distributor also distributes shares of other investment companies and other securities.
Shares are sold on a continuous basis. Under this Agreement, Waddell &
Reed, Inc. pays the costs of sales literature, including the costs of shareholder reports used as sales literature, and the costs of printing the prospectus furnished to it by the Fund.

     These and other expenses of Waddell & Reed, Inc. are not covered by any sales charge on Class A shares of the Fund. The contingent deferred sales charge ("CDSC"), if any, imposed on Class B shares,
Class C shares or Waddell & Reed Money Market C shares is designed to compensate Waddell & Reed, Inc. for distribution of these shares.

     On shares of the Fund that are sold with a deferred sales charge, a major portion of the CDSC for these shares is paid to Waddell &
Reed, Inc.'s financial advisors and managers. Waddell & Reed, Inc. may compensate its financial advisors as to purchases for which there is no front-end sales charge or deferred sales charge.

     However, the Agreement recognizes that the Fund may adopt a
Distribution and Service Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plans adopted by the Fund with respect to Class B, Class C and Waddell & Reed Money Market C shares, respectively, the Fund pays the Distributor a distribution fee not to exceed, on an annual basis, 0.75% of the net assets of the affected class and a service fee not to exceed, on an annual basis, 0.25% of the net assets of the affected class.

     The Distributor offers Class A, Class B and Class C shares of the
Fund through its registered representatives and sales managers
(collectively, the "sales force"). In distributing shares through its sales force, the Distributor may pay commissions and/or incentives to the sales force at or about the time of sale and will incur other expenses including for prospectuses, sales literature, advertisements, sales office maintenance, processing of orders and general overhead with respect to its efforts to distribute the Fund's shares. Each Plan and the Agreement contemplate that the Distributor may be compensated for these distribution efforts with respect to the shares of the affected class through the distribution fee. The sales force may be paid continuing compensation based on the value of the shares of the affected class held by shareholders to whom the member of the sales force is assigned to provide personal services, and the Distributor or its subsidiary, Waddell & Reed Services Company, may also provide services to these shareholders through telephonic means and written communications. The distribution fees were paid to compensate the
Distributor for its expenses relating to sales force compensation, providing prospectuses and sales literature to prospective investors, advertising, sales processing, field office expenses and home office sales management in connection with the distribution of Class B and
Class C shares of the Fund. The service fees were paid to compensate the Distributor for providing personal services to the Fund's Class B,
Class C and Waddell & Reed Money Market C shareholders. Fees paid (or accrued) as distribution fees and service fees by the Fund under the
Class B Plan for the fiscal year ended June 30, 2000 were $13,226 and
$4,769, respectively. Fees paid (or accrued) as distribution fees and service fees by the Fund under the Class C Plan for the fiscal year ended June 30, 2000 were $2,340 and $897, respectively. Fees paid (or accrued) as distribution fees and service fees by the Fund under the
Waddell & Reed Money Market Class C Plan for the fiscal year ended
June 30, 2000 were $59,957 and $19,011, respectively.

     To the extent that Waddell & Reed, Inc. incurs expenses for which compensation may be made under the Plans that relate to distribution activities also involving another fund in the Waddell & Reed Advisors
Funds or W&R Funds, Inc., Waddell & Reed, Inc. typically determines the amount attributable to the Fund's expenses under the Plans on the basis of a combination of the respective classes' relative net assets and number of shareholder accounts.

     As noted above, Class A shares, Class B shares and Class C shares are offered through Waddell & Reed, Inc. and other broker-dealers.
Waddell & Reed, Inc. may pay such broker-dealers a portion of the fees it receives under the respective Plans as well as other compensation in connection with the distribution of Fund shares, including the following: 1) for the purchase of Class A shares purchased at NAV by clients of Legend Equities Corporation ("Legend"), Waddell & Reed,
Inc. (or its affiliate) may pay Legend 1.00% of net assets invested;
2) for the purchase of Class B shares, Waddell & Reed, Inc. (or its affiliate) may pay Legend 4.00% of net assets invested; 3) for the purchase of Class C shares, Waddell & Reed, Inc. (or its affiliate)
may pay Legend 1.00% of net assets invested.

     The only Directors or interested persons, as defined in the 1940
Act, of the Fund who have a direct or indirect financial interest in the operation of a Plan are the officers and Directors who are also officers of either Waddell & Reed, Inc. or its affiliate(s) or who are shareholders of Waddell & Reed Financial, Inc., the indirect parent company of Waddell & Reed, Inc. Each Plan is anticipated to benefit the Fund and its shareholders of the affected class through Waddell &
Reed, Inc.'s activities not only to distribute the shares of the affected class but also to provide personal services to shareholders of that class and thereby promote the maintenance of their accounts with the Fund. The Fund anticipates that shareholders of a particular class may benefit to the extent that Waddell & Reed's activities are successful in increasing the assets of the Fund, through increased sales or reduced redemptions, or a combination of these, and reducing a shareholder's share of Fund and class expenses. Increased Fund assets may also provide greater resources with which to pursue the goal of the Fund. Further, continuing sales of shares may also reduce the likelihood that it will be necessary to liquidate portfolio securities, in amounts or at times that may be disadvantageous to the
Fund, to meet redemption demands. In addition, the Fund anticipates that the revenues from the Plan will provide Waddell & Reed, Inc. with greater resources to make the financial commitments necessary to continue to improve the quality and level of services to the Fund and the shareholders of the affected class.

     The Plans and Agreement were approved by the Fund's Board of
Directors, including the Directors who are not interested persons of the Fund or of the Distributor and who have no direct or indirect financial interest in the operations of the Plan or any agreement referred to in the Plan (hereafter the "Plan Directors"). The Waddell
& Reed Money Market C Plan, Class B Plan and Class C Plan were also approved by the Distributor as the sole shareholder of each class of shares of the Fund at the time.

     Among other things, each Plan provides that (1) the Distributor will submit to the Directors at least quarterly, and the Directors will review, reports regarding all amounts expended under the Plan and the purposes for which such expenditures were made, (2) the Plan will continue in effect only so long as it is approved at least annually, and any material amendments thereto are approved by the Directors including the Plan Directors acting in person at a meeting called for that purpose, (3) payments by the Fund under the Plan shall not be materially increased without the affirmative vote of the holders of a majority of the outstanding shares of the affected class, and (4)
while the Plan remains in effect, the selection and nomination of the
Directors who are Plan Directors shall be committed to the discretion of the Plan Directors.

     For the Fund's fiscal year ended June 30, 2000, the Distributor earned deferred sales charges in the amounts of $2,664, $1,209 and
$11,250 with respect to the Class B, Class C and Waddell & Reed Money
Market C shares, respectively.

Custodial and Auditing Services

     The Fund's Custodian is UMB Bank, n.a., 928 Grand Boulevard,
Kansas City, Missouri. In general, the Custodian is responsible for holding the Fund's cash and securities. Deloitte & Touche LLP, 1010
Grand Boulevard, Kansas City, Missouri, the Fund's independent auditors, audits the Fund's financial statements.

              PURCHASE, REDEMPTION AND PRICING OF SHARES

Determination of Offering Price

     The value of each share of a class of the Fund is the net asset value ("NAV") of the applicable class. The Fund is designed so that the value of each share of each class of the Fund (the NAV per share)
will remain fixed at $1.00 per share except under extraordinary circumstances, although this may not always be possible. This NAV per share is what you pay for shares and what you receive when you redeem them prior to the application of the CDSC, if any, to Class B, Class C and Waddell & Reed Money Market C shares.

     The NAV per share is ordinarily computed once each day that the
NYSE is open for trading as of the close of the regular session of the
NYSE (ordinarily, 4:00 p.m. Eastern time). The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days:
New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good
Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day
and Christmas Day. However, it is possible that the NYSE may close on other days.

     The Fund operates under Rule 2a-7 which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

     While the amortized cost method provides some degree of certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Fund's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the
Fund's shares would be able to obtain a somewhat higher yield than would result from investment in such a fund, and existing investors in the Fund's shares would receive less investment income. The converse would apply in a period of rising interest rates.

     Under Rule 2a-7, the Fund's Board of Directors must establish procedures designed to stabilize, to the extent reasonably possible, the Fund's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures must include review of the
Fund's portfolio holdings by the Board at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Fund's NAV calculated by using available market quotations (see below) deviates from the per share value based on amortized cost.

     For the purpose of determining whether there is any deviation between the value of the Fund's portfolio based on amortized cost and that determined on the basis of available market quotations, if there are readily available market quotations, investments are valued at the mean between the bid and asked prices. If such market quotations are not available, the investments will be valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Fund's Board of
Directors, including being valued at prices based on market quotations for investments of similar type, yield and duration.

     Under Rule 2a-7, if the extent of any deviation between the NAV per share based upon available market quotations (see above) and the
NAV per share based on amortized cost exceeds one-half of 1%, the
Board must promptly consider what action, if any, will be initiated.
When the Board believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably
practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a NAV per share using available market quotations.

     The procedures which the Fund's Board of Directors has adopted include changes in the dividends payable by the Fund under specified conditions, as further described under "Taxes" and "Payments to
Shareholders."  The purpose of this portion of the procedures is to provide for the automatic taking of one of the actions which the Board of Directors might take should it otherwise be required to consider taking appropriate action.

Minimum Initial and Subsequent Investments

     For Class A, Class B and Class C shares, initial investments must be at least $500 with the exceptions described in this paragraph. A
$100 minimum initial investment pertains to certain exchanges of shares from another fund in the Waddell & Reed Advisors Funds or W&R
Funds, Inc. A $50 minimum initial investment pertains to certain retirement plan accounts and to accounts for which an investor has arranged, at the time of initial investment, to make subsequent purchases for the account by having regular monthly withdrawals of $25 or more made from a bank account. A $25 minimum initial investment pertains to purchases made through payroll deduction for or by employees of Waddell & Reed, Inc., WRIMCO, their affiliates or certain retirement plan accounts for these employees. With the exception of automatic withdrawals from a shareholder's bank account, a shareholder may make subsequent investments of any amount. See "Exchanges."

     Effective March 24, 2000, Waddell & Reed Money Market B shares were combined into and redesignated as Waddell & Reed Money Market C shares. Effective June 30, 2000, Waddell & Reed Money Market C shares were closed to all investments other than reinvested dividends.

How to Open an Account

     If you are purchasing Class A shares, you can make an initial investment of $500 or more in any of the following ways:

     1)  By Mail. Complete an application form and mail it to Waddell
& Reed, Inc. at the address indicated on the form. Accompany the form with a check, money order, Federal Reserve draft or other negotiable bank draft payable to Waddell & Reed, Inc.

     2)  By Wire. (a) Telephone Waddell & Reed, Inc. (toll-free phone number on the inside back cover of the Prospectus) and provide the account registration, address and social security or tax
identification number, the amount being wired, the name of the wiring bank and the name and telephone number of the person to be contacted in connection with the order. You will then be provided with an order number; (b) instruct your bank to wire by the Federal Reserve Wire
Order System the specified amount, along with the order number and registration to the UMB Bank, n.a.; ABA Number 101000695, for the
account of Waddell & Reed Number 9800007978, Special Account for
Exclusive Benefit of Customers FBO Customer Name and Account Number;
(c) complete an application form and mail it to Waddell & Reed, Inc.

     3)  Through Broker-dealers. You may, if you wish, purchase your shares through registered broker-dealers, which may charge their customers a fee for this service. There is no such fee for investments made by mail or wire, as described above, or for additional
investments made by mail or wire. No such service fee will be charged for shares purchased through Waddell & Reed, Inc.

How to Make Additional Investments

     You may make additional investments in Class A shares in any amount through broker-dealers as described above or in either of the following ways:

     1)  By Mail. Mail a check, money order, Federal Reserve draft or other negotiable bank draft payable to Waddell & Reed, Inc. at P.O.
Box 29217, Shawnee Mission, Kansas  66201-9217, accompanied by either
(1) the detachable form which accompanies the confirmation of a prior purchase by you, or (2) a letter stating your account number, registration, the particular class and stating that you wish the enclosed check, etc. to be used for the purchase of the stated shares of Waddell & Reed Advisors Cash Management, Inc.

     2)  By Wire. Instruct your bank to wire the specified amount along with the account number and registration to the UMB Bank, n.a.;
ABA Number 101000695, for the account of Waddell & Reed Number
9800007978, Special Account for Exclusive Benefit of Customers FBO
Customer Name and Account Number.

     Purchase of the Fund's shares are effective after (1) one of the methods for purchasing the Fund's shares indicated above has been properly completed and (2) UMB Bank, n.a. (the "Bank") has Federal funds available to it. Federal funds are monies of a member bank with the Federal Reserve System held in deposit at a Federal Reserve Bank.
They represent immediately available cash. If payment is made by check or otherwise than in Federal funds, it will be necessary to convert investors' payments into Federal funds, and orders for the purchase of the Fund's shares, if accepted by Waddell & Reed, Inc., will become effective on the day Federal funds are received for value by the Bank;
this is normally anticipated to be two business days following receipt of payment by Waddell & Reed, Inc. The Fund's shares are issued at their NAV next determined after the effectiveness of the purchase
(i.e., at $1.00 per share except under extraordinary circumstances as described above).

     If you wish to insure that shares will be issued on the same day on which your payment is made, you should (1) place your order by wire so that it will be received by the Bank prior to 3:00 p.m. Kansas City time, and (2) before wiring the order, phone Waddell & Reed, Inc. at the number on the inside back cover of the Prospectus to make sure that the wire order as described above is properly identified. See
"Payments to Shareholders -- General" for information regarding dividend payment.

     Class B and Class C shares may be directly purchased by mail only.

     Waddell & Reed, Inc. has the right not to accept any purchase order for the Fund's shares. Certificates are not normally issued but may be requested for Class A shares. No certificates are issued for
Class B, Class C or Waddell & Reed Money Market C shares.
Shareholdings are recorded on the Fund's books whether or not a certificate is issued.

Flexible Withdrawal Service

     If you qualify, you may arrange to receive through the Flexible
Withdrawal Service (the "Service") regular monthly, quarterly, semiannual or annual payments by redeeming shares on an ongoing basis.
Class B, Class C or Waddell & Reed Money Market C shares redeemed under the Service are not subject to a CDSC provided the amount withdrawn does not, annually, exceed 24% of the account value.
Applicable forms to start the Service are available through Waddell &
Reed Services Company.

     The maximum amount of the withdrawal for monthly, quarterly, semiannual and annual withdrawals is 2%, 6%, 12% and 24% respectively of the value of your account at the time the Service is established.
The withdrawal proceeds are not subject to the deferred sales charge, but only within these percentage limitations. The minimum withdrawal is $50. The Service, and this exclusion from the deferred sales charge, does not apply to a one-time withdrawal.

     If you own Class A, Class B or Class C shares, to qualify for the
Service you must have invested at least $10,000 in shares which you still own of any of the funds in the Waddell & Reed Advisors Funds;
or, you must own Class A, Class B, Class C or Waddell & Reed Money
Market C shares having a value of at least $10,000. The value for this purpose is the value at the offering price.

     You can choose to have your shares redeemed to receive:

     1. a monthly, quarterly, semiannual or annual payment of $50 or more;

     2. a monthly payment, which will change each month, equal to one-
twelfth of a percentage of the value of the shares in the Account (you select the percentage); or

     3. a monthly or quarterly payment, which will change each month or quarter, by redeeming a number of shares fixed by you (at least five shares).

     Shares are redeemed on the 20th day of the month in which the payment is to be made (or on the prior business day if the 20th is not a business day). Payments are made within five days of the redemption.

     Retirement plan accounts may be subject to a fee imposed by the plan custodian for use of the Service.

     If you have a share certificate for the shares you want to make available for the Service, you must enclose the certificate with the form initiating the Service.

     The dividends and distributions on shares of a class you have made available for the Service are paid in additional shares of the
Fund of the same class as that with respect to which they were paid.
All payments under the Service are made by redeeming shares in your account, which may involve a gain or loss for tax purposes. To the extent that payments exceed dividends and distributions, the number of shares you own will decrease. When all of the shares in your account are redeemed, you will not receive any further payments. Thus, the payments are not an annuity, an income or return on your investment.

     You may, at any time, change the manner in which you have chosen to have shares redeemed; you can change to any one of the other choices originally available to you. You may, at any time, redeem part or all of the shares in your account; if you redeem all of the shares, the Service is terminated. The Fund can also terminate the Service by notifying you in writing.

     After the end of each calendar year, information on shares redeemed will be sent to you to assist you in completing your Federal income tax return.

Exchanges

  Class A Share Exchanges

     You may exchange Class A shares of the Fund which you have acquired by exchange for Class A shares of one or more other funds in the Waddell & Reed Advisors Funds or the W&R Funds, Inc. (whose shares are sold with a sales charge) and any shares received in payment of dividends on those Class A shares of the Fund for Class A shares of any of the other funds in the Waddell & Reed Advisors Funds or the W&R
Funds, Inc., without payment of any additional sales charge.

You may exchange Class A shares of the Fund for Class Y shares of one or more other funds in the Waddell & Reed Advisors Funds, if you are an eligible shareholder for Class Y shares.

     In addition, you may specify a dollar amount of Class A shares of the Fund to be automatically exchanged each month into Class A shares of any other fund in the Waddell & Reed Advisors Funds, provided you already own shares of the fund. The shares which you designate for automatic exchange into any fund must be worth at least $100, which may be allocated among funds in the Waddell & Reed Advisors Funds, provided each fund receives a value of at least $25. A minimum daily balance of $750 is required in order to maintain such automatic exchange privileges.

  Class B and Class C Share Exchanges

     You may exchange Class B or Class C shares of the Fund for corresponding shares of another fund in the Waddell & Reed Advisors
Funds and/or W&R Funds, Inc. without charge.

     You may specify a dollar amount of Class B or Class C shares of the Fund to be automatically exchanged each month into Class B or
Class C shares of any other fund in the Waddell & Reed Advisors Funds, provided you already own Class B or Class C shares, as applicable, of the fund. The shares which you designate for automatic exchange into any fund must be worth at least $100, which may be allocated among funds in the Waddell & Reed Advisors Funds, provided each fund receives a value of at least $25. A minimum daily balance of $750 is required in order to maintain such automatic exchange privileges.

     The redemption of the Fund's Class B or Class C shares as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of the shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

  Waddell & Reed Money Market C Share Exchanges

     You may exchange Waddell & Reed Money Market C shares for Class C shares of W&R Funds, Inc. without charge.

     You may specify a dollar amount of Waddell & Reed Money Market C shares to be automatically exchanged each month into Class C shares of any of the funds of W&R Funds, Inc., provided you already own Class C shares of the fund in W&R Funds, Inc. The Class C shares that you designate for automatic exchange must be worth at least $100, which may be allocated among funds in W&R Funds, Inc., provided each fund receives a value of at least $25. A minimum daily balance of $750 is required in order to maintain such automatic exchange privileges.

     The redemption of Waddell & Reed Money Market C shares of the
Fund as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

     Effective June 30, 2000, exchanges into Waddell & Reed Money
Market C shares are not permitted.

  General Exchange Information

     When you exchange shares, the total shares you receive will have the same aggregate NAV as the shares you exchange. The relative values are those next figured after your exchange request is received in good order.

     These exchange rights and other exchange rights concerning other funds in the Waddell & Reed Advisors Funds and/or W&R Funds, Inc., can
in most instances, be eliminated or modified at any time and any such exchange may not be accepted.

Retirement Plans

     Your account may be set up as a funding vehicle for a retirement plan. For individual taxpayers meeting certain requirements, Waddell &
Reed, Inc. offers model or prototype documents for the following retirement plans. All of these plans involve investment in shares of the Fund (or shares of certain other funds in the Waddell & Reed
Advisors Funds or W&R Funds, Inc.).

     Individual Retirement Accounts (IRAs). Investors having earned income may set up a plan that is commonly called an IRA. Under a traditional IRA, an investor can contribute each year up to 100% of his or her earned income, up to an annual maximum of $2,000 (provided the investor has not reached age 70 1/2). For a married couple, the annual maximum is $4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year even if one spouse had no earned income. Generally, the contributions are deductible unless the investor (or, if married, either spouse) is an active participant in an employer-sponsored retirement plan or if, notwithstanding that the investor or one or both spouses so
participate, their adjusted gross income does not exceed certain levels. A married investor who is not an active participant, who files jointly with his or her spouse and whose combined adjusted gross income does not exceed $150,000 is not affected by his or her spouse's active participant status.

     An investor may also use a traditional IRA to receive a rollover contribution that is either (a) a direct rollover distribution from an employer's plan or (b) a rollover of an eligible distribution paid to the investor from an employer's plan or another IRA. To the extent a rollover contribution is made to a traditional IRA, the distribution will not be subject to Federal income tax until distributed from the
IRA. A direct rollover generally applies to any distribution from an employer's plan (including a custodial account under Section 403(b)(7)
of the Code, but not an IRA) other than certain periodic payments, required minimum distributions and other specified distributions. In a direct rollover, the eligible rollover distribution is paid directly to the IRA, not to the investor. If, instead, an investor receives payment of an eligible rollover distribution, all or a portion of that distribution generally may be rolled over to an IRA within 60 days after receipt of the distribution. Because mandatory Federal income tax withholding applies to any eligible rollover distribution which is not paid in a direct rollover, investors should consult their tax advisers or pension consultants as to the applicable tax rules. If you already have an IRA, you may have the assets in that IRA transferred directly to an IRA offered by Waddell & Reed, Inc.

     Roth IRAs. Investors having eligible earned income, and whose adjusted gross income (or combined adjusted gross income, if married)
does not exceed certain levels, may establish and contribute up to
$2,000 per tax year to a Roth IRA (or to any combination of Roth and traditional IRAs).

     In addition, for an investor whose adjusted gross income does not exceed $100,000 (and who is not a married person filing a separate return), certain distributions from traditional IRAs may be rolled over to a Roth IRA and any of the investor's traditional IRAs may be converted into a Roth IRA; these rollover distributions and
conversions are, however, subject to Federal income tax.

     Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in the Roth IRA, and withdrawals of earnings are not subject to Federal income tax if the account has been held for at least five years and the account holder has reached age 59 1/2 (or certain other conditions apply).

     Education IRAs. Although not technically for retirement savings,
Education IRAs provide a vehicle for saving for a child's higher education. An Education IRA may be established for the benefit of any minor, and any person whose adjusted gross income does not exceed certain levels may contribute up to $500 to an Education IRA (or to each of multiple Education IRAs), provided that no more than $500 may be contributed for any year to Education IRAs for the same
beneficiary. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified higher education expenses of the beneficiary (or certain members of his or her family).

     Simplified Employee Pension (SEP) plans. Employers can make contributions to SEP-IRAs established for employees. Generally, an employer may contribute up to 15% of compensation, subject to certain annual maximums, per year for each employee.

     Savings Incentive Match Plans for Employees (SIMPLE Plans). An
employer with 100 or fewer eligible employees who does not sponsor another active retirement plan may sponsor a SIMPLE plan to contribute to its employees' retirement accounts. A SIMPLE plan can be funded by either an IRA or a 401(k) plan. In general, an employer can choose to match employee contributions dollar-for-dollar (generally, up to 3% of the employee's compensation) or may contribute to all eligible employees 2% of their compensation, whether or not they defer salary to their SIMPLE plans. SIMPLE plans involve fewer administrative requirements, generally, than 401(k) or other qualified plans.

     Keogh Plans. Keogh plans, which are available to self-employed individuals, are defined contribution plans that may be either a money purchase plan or a profit-sharing plan. As a general rule, an investor under a defined contribution Keogh plan can contribute each year up to
25% of his or her annual earned income, with an annual maximum of
$30,000.

     457 Plans. If an investor is an employee of a state or local government or of certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement in accordance with Section 457 of the Code.

     TSAs -- Custodial Accounts and Title I Plans. If an investor is an employee of a public school system, church or of certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement through a custodian account under
Section 403(b) of the Code. Some organizations have adopted Title I plans, which are funded by employer contributions in addition to employee deferrals.

     Pension and Profit-Sharing Plans, including 401(k) Plans. With a
401(k) plan, employees can make tax-deferred contributions into a plan to which the employer may also contribute, usually on a matching basis. An employee may defer each year up to 25% of compensation, subject to certain annual maximums, which may be increased each year based on cost-of-living adjustments.

     More detailed information about these arrangements and applicable forms are available from Waddell & Reed, Inc. These plans may involve complex tax questions as to premature distributions and other matters.
Investors should consult their tax adviser or pension consultant.

Redemptions

     The Prospectus gives information as to expedited and regular redemption procedures. Redemptions of Class A shares by telephone or fax must be equal to at least $1,000.00. Redemption payments are made within seven days from receipt of request unless delayed because of certain emergency conditions determined by the Securities and Exchange
Commission, when the NYSE is closed other than for weekends or holidays, or when trading on the NYSE is restricted. Payment is made in cash, although under extraordinary conditions redemptions may be made in portfolio securities. Payment for redemption of shares of the
Fund may be made in portfolio securities when the Fund's Board of
Directors determines that conditions exist making cash payments undesirable. Redemptions made in securities will be made only in readily marketable securities. Securities used for payment of redemptions are valued at the value used in figuring NAV. There would be brokerage costs to the redeeming shareholder in selling such securities. The Fund, however, has elected to be governed by Rule 18f-
1 under the 1940 Act, pursuant to which it is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

Reinvestment Privilege

     The Fund offers a one-time reinvestment privilege that allows you to reinvest without charge all or part of any amount of Class B and
Class C shares you redeemed and have the corresponding amount of the deferred sales charge, if any, which you paid restored to your account by adding the amount of that charge to the amount you are reinvesting in shares of the same class. If Fund shares of that class are then being offered, you can put all or part of your redemption payment back into such shares at the NAV next calculated after you have returned the amount. Your written request to do this must be received within 45 days after your redemption request was received. You can do this only once as to Class B and once as to Class C shares of the Fund. For purposes of determining future deferred sales charges, the
reinvestment will be treated as a new investment. You do not use up this privilege by redeeming shares to invest the proceeds at NAV in a
Keogh plan or an IRA.

Mandatory Redemption of Certain Small Accounts

     The Fund has the right to compel the redemption of shares held under any account or any plan if the aggregate NAV of such shares
(taken at cost or value as the Board of Directors may determine) is less than $250. The Board intends to compel redemptions of accounts, except for retirement plan accounts, in which the total NAV is less than $250. Shareholders have 60 days from the date on which the NAV falls below $250 to bring the NAV above $250 in order to avoid mandatory redemption. A shareholder may also avoid mandatory redemption by initiating a transaction which either increases or decreases the NAV of the account. A dividend payment does not constitute a shareholder initiated transaction for the purpose of avoiding mandatory redemption.

                        DIRECTORS AND OFFICERS

     The day-to-day affairs of the Fund are handled by outside
organizations selected by the Board of Directors. The Board of
Directors has responsibility for establishing broad corporate policies for the Fund and for overseeing overall performance of the selected experts. It has the benefit of advice and reports from independent counsel and independent auditors. The majority of the Directors are not affiliated with Waddell & Reed, Inc.

     The principal occupation during the past five years of each
Director and officer is stated below. Each of the persons listed through and including Mr. Vogel is a member of the Fund's Board of
Directors. The other persons are officers of the Fund but are not members of the Board of Directors. For purposes of this section, the term "Fund Complex" includes each of the registered investment companies in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc.
and W&R Funds, Inc. Each of the Fund's Directors is also a Director of each of the other funds in the Fund Complex and each of its officers is also an officer of one or more of the funds in the Fund Complex.

KEITH A. TUCKER*
     Chairman of the Board of Directors of the Fund and each of the other funds in the Fund Complex; Chairman of the Board of Directors,
Chief Executive Officer and Director of Waddell & Reed Financial,
Inc.; President, Chairman of the Board of Directors, Director and
Chief Executive Officer of Waddell & Reed Financial Services, Inc.;
Chairman of the Board of Directors and Director of WRIMCO, Waddell &
Reed, Inc. and Waddell & Reed Services Company; formerly, President of each of the funds in the Fund Complex; formerly, Chairman of the Board of Directors of Waddell & Reed Asset Management Company, a former affiliate of Waddell & Reed Financial, Inc. Date of birth:
February 11, 1945.

JAMES M. CONCANNON
950 Docking Road
Topeka, Kansas  66615
     Dean and Professor of Law, Washburn University School of Law;
Director, AmVestors CBO II Inc. Date of birth:  October 2, 1947.

JOHN A. DILLINGHAM
4040 Northwest Claymont Drive
Kansas City, Missouri  64116

     President of JoDill Corp., an agricultural company; President and
Director of Dillingham Enterprises Inc.; formerly, Director and consultant, McDougal Construction Company; formerly, Instructor at
Central Missouri State University; formerly, Member of the Board of
Police Commissioners, Kansas City, Missouri; formerly, Senior Vice
President-Sales and Marketing of Garney Companies, Inc., a specialty utility contractor. Date of birth:  January 9, 1939.

DAVID P. GARDNER
263 West 3rd Avenue
San Mateo, California  94402
     Chairman and Chief Executive Officer of George S. and Delores
Dor'e Eccles Foundation; Director of First Security Corp., a bank holding company, and Director of Fluor Corp., a company with interests in coal; formerly, President of Hewlett Foundation. Date of birth:
March 24, 1933.

LINDA K. GRAVES*
1 South West Cedar Crest Road
Topeka, Kansas  66606
     First Lady of Kansas; formerly, Partner, Levy and Craig, P.C., a law firm. Date of birth:  July 29, 1953.

JOSEPH HARROZ, JR.
125 South Creekdale Drive
Norman, Oklahoma  73072
     General Counsel of the Board of Regents at the University of
Oklahoma; Adjunct Professor of Law at the University of Oklahoma
College of Law; Managing Member, Harroz Investments, L.L.C.; formerly,
Vice President for Executive Affairs of the University of Oklahoma;
formerly, Attorney with Crowe & Dunlevy, a law firm. Date of birth:
January 17, 1967.

JOHN F. HAYES
20 West 2nd Avenue
P. O. Box 2977
Hutchinson, Kansas  67504-2977
     Director of Central Bank and Trust; Director of Central Financial
Corporation; Chairman of the Board of Directors, Gilliland & Hayes,
P.A., a law firm; formerly, President of Gilliland & Hayes, P.A.;
formerly, Director of Central Properties, Inc. Date of birth:
December 11, 1919.

ROBERT L. HECHLER*
     President and Principal Financial Officer of the Fund and each of the other funds in the Fund Complex; Executive Vice President, Chief
Operating Officer and Director of Waddell & Reed Financial, Inc.;
Executive Vice President, Chief Operating Officer, Director and
Treasurer of Waddell & Reed Financial Services, Inc.; Executive Vice
President, Principal Financial Officer, Director and Treasurer of
WRIMCO; President, Chief Executive Officer, Principal Financial
Officer, Director and Treasurer of Waddell & Reed, Inc.; Director and
Treasurer of Waddell & Reed Services Company; Chairman of the Board of
Directors, Chief Executive Officer, President and Director of
Fiduciary Trust Company of New Hampshire, an affiliate of Waddell &
Reed, Inc.; Director of Legend Group Holdings, LLC, Legend Advisory
Corporation, Legend Equities Corporation, Advisory Services
Corporation, The Legend Group, Inc. and LEC Insurance Agency, Inc.;
formerly, Vice President of each of the funds in the Fund Complex;
formerly, Director and Treasurer of Waddell & Reed Asset Management
Company; formerly, President of Waddell & Reed Services Company. Date of birth:  November 12, 1936.

HENRY J. HERRMANN*
     Vice President of the Fund and each of the other funds in the
Fund Complex; President, Chief Investment Officer, and Director of
Waddell & Reed Financial, Inc.; Executive Vice President, Chief
Investment Officer and Director of Waddell & Reed Financial Services,
Inc.; Director of Waddell & Reed, Inc.; President, Chief Executive
Officer, Chief Investment Officer and Director of WRIMCO; Chairman of
the Board of Directors of Austin, Calvert & Flavin, Inc., an affiliate of WRIMCO; formerly, President, Chief Executive Officer, Chief
Investment Officer and Director of Waddell & Reed Asset Management
Company. Date of birth:  December 8, 1942.

GLENDON E. JOHNSON
13635 Deering Bay Drive
Unit 284
Miami, Florida  33158
     Retired; formerly, Director and Chief Executive Officer of John
Alden Financial Corporation and its subsidiaries. Date of birth:
February 19, 1924.

WILLIAM T. MORGAN*
928 Glorietta Blvd.
Coronado, California  92118
     Retired; formerly, Chairman of the Board of Directors and
President of each of the funds in the Fund Complex then in existence.
(Mr. Morgan retired as Chairman of the Board of Directors and
President of the funds in the Fund Complex then in existence on April
30, 1993); formerly, President, Director and Chief Executive Officer of WRIMCO and Waddell & Reed, Inc.; formerly, Chairman of the Board of
Directors of Waddell & Reed Services Company. Date of birth:  April
27, 1928.

RONALD C. REIMER
2601 Verona Road
Mission Hills, Kansas  66208
     Retired. Co-founder and teacher at Servant Leadership School of
Kansas City; Director and Vice President of Network Rehabilitation
Services; Board Member, Member of Executive Committee and Finance
Committee of Truman Medical Center; formerly, Employment Counselor and
Director of McCue-Parker Center. Date of birth:  August 3, 1934.

FRANK J. ROSS, JR.*
700 West 47th Street
Kansas City, Missouri  64112
     Shareholder, Polsinelli, Shalton & Welte, a law firm; Director of
Columbian Bank and Trust. Date of birth:  April 9, 1953.

ELEANOR B. SCHWARTZ
1213 West 95th Court, Chartwell 4
Kansas City, Missouri  64114
     Professor of Business Administration, University of Missouri-
Kansas City; formerly, Chancellor, University of Missouri-Kansas City.
Date of birth:  January 1, 1937.

FREDERICK VOGEL III
1805 West Bradley Road
Milwaukee, Wisconsin  53217
     Retired. Date of birth:  August 7, 1935.

Daniel C. Schulte
     Vice President, Assistant Secretary and General Counsel of the
Fund and each of the other funds in the Fund Complex; Vice President,
Secretary and General Counsel of Waddell & Reed Financial, Inc.;
Senior Vice President, Secretary and General Counsel of Waddell & Reed
Financial Services Company, Waddell & Reed, Inc., WRIMCO and Waddell &
Reed Services Company; Secretary and Director of Fiduciary Trust
Company of New Hampshire, an affiliate of Waddell & Reed, Inc.;
formerly, Assistant Secretary of Waddell & Reed Financial, Inc.;
formerly, an attorney with Klenda, Mitchell, Austerman & Zuercher,
L.L.C. Date of birth:  December 8, 1965.

Kristen A. Richards
     Vice President, Secretary and Associate General Counsel of the
Fund and each of the other funds in the Fund Complex; Vice President and Associate General Counsel of WRIMCO; formerly, Assistant Secretary of the Fund and each of the other funds in the Fund Complex; formerly,
Compliance Officer of WRIMCO. Date of birth:  December 2, 1967.

Theodore W. Howard
     Vice President, Treasurer and Principal Accounting Officer of the
Fund and each of the other funds in the Fund Complex; Vice President of Waddell & Reed Services Company. Date of birth:  July 18, 1942.

Mira Stevovich
     Vice President and Assistant Treasurer of the Fund, Vice
President of one other fund in the Fund Complex and Assistant
Treasurer of all Funds in the Fund complex; Vice President of WRIMCO.
Date of birth:  July 30, 1953.

     The address of each person is 6300 Lamar Avenue, P.O. Box 29217,
Shawnee Mission, Kansas 66201-9217 unless a different address is given.

     The Directors who may be deemed to be interested persons, as defined in the 1940 Act of the Fund's underwriter, Waddell & Reed,
Inc. or WRIMCO are indicated as such by an asterisk.

     The Board of Directors has created an honorary position of
Director Emeritus, whereby an incumbent Director who has attained the age of 70 may, or if elected on or after May 31, 1993 and has attained the age of 75 must, resign his or her position as Director and, unless he or she elects otherwise, will serve as Director Emeritus provided the Director has served as a Director of the Funds for at least five years which need not have been consecutive. A Director Emeritus receives fees in recognition of his or her past services whether or not services are rendered in his or her capacity as Director Emeritus, but he or she has no authority or responsibility with respect to management of the Fund. Messrs. Henry L. Bellmon, Jay B. Dillingham,
Doyle Patterson, Ronald K. Richey and Paul S. Wise retired as
Directors of the Fund and of each of the funds in the Fund Complex, and each serves as Director Emeritus.

     The funds in the Waddell & Reed Advisors Funds, W&R Target Funds,
Inc. and W&R Funds, Inc. pay to each Director effective October 1,
1999, an annual base fee of $50,000, plus $3,000 for each meeting of the Board of Directors attended and effective January 1, 2000, an annual base fee of $52,000 plus $3,250 for each meeting of the Board of Directors attended, plus reimbursement of expenses for attending such meeting and $500 for each committee meeting attended which is not in conjunction with a Board of Directors meeting, other than Directors who are affiliates of Waddell & Reed, Inc. (Prior to October 1, 1999,
the funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc.
and W&R Funds, Inc. paid to each Director and annual base fee of
$48,000 plus $2,500 for each meeting of the Board of Directors attended). The fees to the Directors are divided among the funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc. and W&R
Funds, Inc. based on the funds' relative size.

     During the Fund's fiscal year ended June 30, 2000, the Fund's
Directors received the following fees for service as a director:

                          COMPENSATION TABLE
                                          Total
                         Aggregate     Compensation
                        Compensation    From Fund
                            From         and Fund
Director                    Fund         Complex*
--------                ------------   ------------
Robert L. Hechler         $    0        $     0
Henry J. Herrmann              0              0
Keith A. Tucker                0              0

James M. Concannon         1,633         62,250
John A. Dillingham         1,633         62,250
David P. Gardner           1,633         62,250
Linda K. Graves            1,633         62,250
Joseph Harroz, Jr.         1,633         62,250
John F. Hayes              1,633         62,250
Glendon E. Johnson         1,633         62,250
William T. Morgan          1,633         62,250
Ronald C. Reimer           1,633         62,250
Frank J. Ross, Jr.         1,633         62,250
Eleanor B. Schwartz        1,633         62,250
Frederick Vogel III        1,633         62,250

*No pension or retirement benefits have been accrued as a part of Fund expenses.

     The officers are paid by Waddell & Reed, Inc. or its affiliates.

Shareholdings

     As of September 30, 2000, all of the Fund's Directors and
officers as a group owned less than 1% of the outstanding shares of the Fund. The following table sets forth information with respect to the Fund, as of September 30, 2000, regarding the beneficial ownership of the classes of the Fund's shares.

Name and Address                       Shares owned
of Record or                              Beneficially
Beneficial Owner              Class       or of Record          Percent
-------------------           -----       ------------          -------

Don Cartner Trustee         W&R Money      394,593                 5.66%
CPSP Westport                 Market C
 Research Assoc
FBO Unallocated Assets
Qualified 401(k) Plan
6102 Arlington
Raytown MO  64133-3816

Joseph B Lee (TOD)          W&R Money      371,154                 5.33%
P. O. Box 335                 Market C
Chelmsford MA  01824-0335

Fiduciary Trust Co          W&R Money      350,178                 5.02%
  NH Cust                     Market C
IRA Rollover
FBO John L Feaster
2978 Armenia Road
Chester SC  29706-6820

Michael Bailin &              Class C       74,403                 6.31%
Lora M Bailin Jtn Ros
1914 Harvest Court
Rocklin CA  95765-5400

Manmohan Dhar &               Class C      150,758                12.78%
Swarn Dhar Jtn Ros
3556 Lydius St
Schenectady NY  12303-3563

Fiduciary Tr Co NH Cust       Class C       81,442                 6.90%
IRA Rollover
FBO Michael J Bailin
1914 Harvest Ct
Rocklin CA  95765-5400

                       PAYMENTS TO SHAREHOLDERS

General

     There are two sources for the payments the Fund makes to you as a shareholder of a class of shares of the Fund, other than payments when you redeem your shares. The first source is net investment income, which is derived from the interest and earned discount on the securities the Fund holds, less expenses (which will vary by class)
and amortization of any premium. The second source is net realized capital gains, which are derived from the proceeds received from the
Fund's sale of securities at a price higher than the Fund's tax basis
(usually cost) in such securities, less losses from sales of securities at a price lower than the Fund's basis therein; these gains are expected to be short-term capital gains.

     Under the procedures that the Fund's Board of Directors has adopted relating to amortized cost valuation, the calculation of the daily dividend of a class will change from that indicated above under certain circumstances. If on any day there is a deviation of .3 of 1%
or more between the NAV of a share of a class of the Fund computed on the amortized cost basis and that computed on an available market price basis, the amount of the deviation will be added to or subtracted from the dividend for that class for that day if necessary to reduce the per-share value to within .3 of 1% of $1.00.

     If on any day there is insufficient net income to absorb any such reduction, the Fund's Board of Directors would be required under Rule
2a-7 to consider taking other action if the deviation after
eliminating the dividend for that day exceeds one-half of 1%. See
"Determination of Offering Price."  One of the actions that the Board of Directors might take could be the elimination or reduction of dividends for more than one day.

Choices You Have on Your Dividends and Distributions

     On your application form, you can give instructions that (1) you want cash for your dividends and/or distributions, or (2) you want your dividends and/or distributions paid in shares of the Fund of the same class as that with respect to which they were paid. However, a total dividend and/or distribution amount less than five dollars will be automatically paid in shares of the Fund of the same class as that with respect to which they were paid. You can change your instructions at any time. If you give no instructions, your dividends and distributions will be paid in shares of the Fund of the same class as that with respect to which they were paid. All payments in shares are at NAV. The NAV used for this purpose is that computed as of the record date for the dividend or distribution, although this could be changed by the Board of Directors.

     Even if you receive dividends and distributions on Fund shares in cash, you can thereafter reinvest them (or distributions only) in shares of the Fund of the same class as that with respect to which they were paid at NAV next calculated after receipt by Waddell & Reed,
Inc., of the amount clearly identified as a reinvestment. The reinvestment must be within 45 days after the payment.

                                TAXES
General

     The Fund has qualified since inception for treatment as a
regulated investment company ("RIC") under the Code, so that it is relieved of Federal income tax on that part of its investment company taxable income (consisting generally of net investment income, net short-term capital gains and net gains from certain foreign currency transactions) that it distributes to its shareholders. To continue to qualify for treatment as a RIC, the Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income ("Distribution Requirement") and must meet several additional requirements. These requirements include the following: (1) the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies or other income (including gains from options, futures contracts or forward contracts) derived with respect to its business of investing in securities or those currencies
("Income Requirement"); (2) at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund's total assets and that does not represent more than
10% of the issuer's outstanding voting securities ("50%
Diversification Requirement"); and (3) at the close of each quarter of the Fund's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer.

     If the Fund failed to qualify for treatment as a RIC for any taxable year, (a) it would be taxed as an ordinary corporation on the full amount of its taxable income for that year (even if it
distributed that income to its shareholders) and (b) the shareholders would treat all distributions out of its earnings and profits, including distributions of net capital gains, as dividends (that is, ordinary income). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

     The Fund will be subject to a nondeductible 4% excise tax
("Excise Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October
31 of that year, plus certain other amounts. It is the Fund's policy to pay sufficient dividends and distributions each year to avoid imposition of the Excise Tax.

                 PORTFOLIO TRANSACTIONS AND BROKERAGE

     One of the duties undertaken by WRIMCO pursuant to the Management
Agreement is to arrange the purchase and sale of securities for the portfolio of the Fund. Purchases are made directly from issuers or from underwriters, dealers or banks. Purchases from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers will include the spread between the bid and the asked price. Brokerage commissions are paid primarily for effecting transactions in securities traded on an exchange and otherwise only if it appears likely that a better price or execution can be obtained. The Fund has not effected transactions through brokers and does not anticipate doing so. The individual who manages the Fund may manage other advisory accounts with similar investment objectives. It can be anticipated that the manager will frequently place concurrent orders for all or most accounts for which the manager has responsibility or WRIMCO may otherwise combine orders for the Fund with those of other funds in the Waddell & Reed Advisors Funds, W&R
Target Funds, Inc. and W&R Funds, Inc. or other accounts for which it has investment discretion, including accounts affiliated with WRIMCO.
WRIMCO, at its discretion, may aggregate such orders. Under current written procedures, transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each fund or advisory account, except where the combined order is not filled completely. In this case, for a transaction not involving an initial public offering
("IPO"), WRIMCO will ordinarily allocate the transaction pro rata based on the orders placed, subject to certain variances provided for in the written procedures. For a partially filled IPO order, subject to certain variances specified in the written procedures, WRIMCO generally allocates the shares as follows: the IPO shares are initially allocated pro rata among the included funds and/or advisory accounts grouped according to investment objective, based on relative total assets of each group; and the shares are then allocated within each group pro rata based on relative total assets of the included funds and/or advisory accounts, except that (a) within a group having a small cap-related investment objective, shares are allocated on a rotational basis after taking into account the impact of the anticipated initial gain on the value of the included fund or advisory account and (b) within a group having a mid-cap-related investment objective, shares are allocated based on the portfolio manager's judgment, including but not limited to such factors as the fund's or advisory account's investments strategies and policies, cash availability, any minimum investment policy, liquidity, anticipated term of the investment and current securities positions.

     In all cases, WRIMCO seeks to implement its allocation procedures to achieve a fair and equitable allocation of securities among its funds and other advisory accounts. Sharing in large transactions could affect the price the Fund pays or receives or the amount it buys or sells. As well, a better negotiated commission may be available through combined orders.

     To effect the portfolio transactions of the Fund, WRIMCO is authorized to engage broker-dealers ("brokers") which, in its best judgment based on all relevant factors, will implement the policy of the Fund to seek "best execution" (prompt and reliable execution at the best price obtainable) for reasonable and competitive commissions.
WRIMCO is expected to allocate orders to brokers or dealers consistent with the interests and policies of the Fund. Subject to review by the
Board of Directors, such policies include the selection of brokers or dealers which provide execution and/or research services and other services including pricing or quotation services directly or through others ("research and brokerage services"). If the execution and price offered by more than one dealer are comparable, the order may be allocated to a dealer which has provided such services considered by
WRIMCO to be useful or desirable for its investment management of the
Fund and/or the other funds and accounts over which WRIMCO has investment discretion.

     Research and brokerage services are, in general, defined by reference to Section 28(e) of the Securities Exchange Act of 1934 as
including (1) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities and purchasers or sellers, (2) furnishing analyses and reports, or (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). "Investment discretion" is, in general, defined as having authorization to determine what securities shall be purchased or sold for an account, or making those decisions even though someone else has responsibility.

     The commissions paid to brokers that provide such research and/or brokerage services may be higher than the commission another qualified broker would charge for effecting comparable transactions if a good faith determination is made by WRIMCO that the commission is reasonable in relation to the research or brokerage services provided.

     Subject to the foregoing considerations, WRIMCO may also consider sales of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions. No allocation of brokerage or principal business is made to provide any other benefits to WRIMCO.

     The investment research provided by a particular broker may be useful only to one or more of the other advisory accounts of WRIMCO and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. To the extent that electronic or other products provided by such brokers to assist WRIMCO in making investment management decisions are used for administration or other non-research purposes, a reasonable allocation of the cost of the product attributable to its non-research use is made by WRIMCO.

     Such investment research (which may be supplied by a third party at the request of a broker or dealer) includes information on particular companies and industries as well as market, economic or institutional activity areas. It serves to broaden the scope and supplement the research activities of WRIMCO; serves to make available additional views for consideration and comparisons; and enables WRIMCO to obtain market information on the price of securities held in the
Fund's portfolio or being considered for purchase.

     The Fund may also use its brokerage to pay for pricing or
quotation services to value securities.

     As of June 30, 2000, the Fund owned J. P. Morgan & Co.
Incorporated and Merrill Lynch & Co., Inc. securities in the aggregate amounts of $19,999,972 and $18,573,770, respectively. J. P. Morgan &
Co. Incorporated and Merrill Lynch & Co., Inc. are regular brokers of the Fund.

     The Fund, WRIMCO and Waddell & Reed, Inc. have adopted a Code of
Ethics under Rule 17j-1 of the 1940 Act that permits their respective directors, officers and employees to invest in securities, including securities that may be purchased or held by the Fund. The Code of
Ethics subjects covered personnel to certain restrictions that include prohibited activities, pre-clearance requirements and reporting obligations.

                      OTHER INFORMATION

The Shares of the Fund

     The Fund offers three classes of shares:  Class A, Class B and
Class C. Waddell & Reed Money Market C shares are closed to all investments other than re-invested dividends. Each class represents an interest in the same assets of the Fund and differs as follows:  each class of shares has exclusive voting rights on matters appropriately limited to that class; Class B, Class C and Waddell & Reed Money
Market C shares are subject to a CDSC and to an ongoing distribution and service fee; Class B shares that have been held by a shareholder for eight years will convert automatically, 8 years after the month in which the shares were purchased, to Class A shares of the Fund, and such conversion will be made, without charge or fee, on the basis of the relative NAVs of the two classes. Each class may bear differing amounts of certain class-specific expenses and each class has a separate exchange privilege. The Fund does not anticipate that there will be any conflicts between the interests of holders of the different classes of shares of the Fund by virtue of those classes. On an ongoing basis, the Board of Directors will consider whether any such conflict exists and, if so, take appropriate action. Each share of the Fund is entitled to equal voting, dividend, liquidation and redemption rights, except that due to the differing expenses borne by the four classes, dividends and liquidation proceeds of Class B, Class
C and Waddell & Reed Money Market C shares are expected to be lower than for Class A shares of the Fund. Each fractional share of a class has the same rights, in proportion, as a full share of that class.
Shares are fully paid and nonassessable when purchased.

     The Fund does not hold annual meetings of shareholders; however, certain significant corporate matters, such as the approval of a new investment advisory agreement or a change in fundamental investment policy, which require shareholder approval will be presented to shareholders at a meeting called by the Board of Directors for such purpose.

     Special meetings of shareholders may be called for any purpose upon receipt by the Fund of a request in writing signed by
shareholders holding not less than 25% of all shares entitled to vote at such meeting, provided certain conditions stated in the Bylaws are met. There will normally be no meeting of the shareholders for the purpose of electing directors until such time as less than a majority of directors holding office have been elected by shareholders, at which time the directors then in office will call a shareholders'
meeting for the election of directors. To the extent that Section
16(c) of the 1940 Act applies to the Fund, the directors are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any director when requested in writing to do so by the shareholders of record of not less than 10% of the Fund's outstanding shares.

     Each share (regardless of class) has one vote. All shares of the
Fund vote together as a single class, except as to any matter for which a separate vote of any class is required by the 1940 Act, and except as to any matter which affects the interests of one or more particular classes, in which case only the shareholders of the affected classes are entitled to vote, each as a separate class.

                           APPENDIX A

     The following are descriptions of some of the ratings of
securities which the Fund may use. The Fund may also use ratings provided by other nationally recognized statistical rating
organizations in determining the securities eligible for investment.

                 DESCRIPTION OF BOND RATINGS

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
A Standard & Poor's ("S&P") corporate or municipal bond rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment of creditworthiness may take into consideration obligors such as guarantors, insurers or lessees.

     The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

     The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

     The ratings are based, in varying degrees, on the following considerations:

 1.   Likelihood of default -- capacity and willingness of the
      obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

 2.   Nature of and provisions of the obligation;

 3.   Protection afforded by, and relative position of, the
      obligation in the event of bankruptcy, reorganization or
      other arrangement under the laws of bankruptcy and other
      laws affecting creditors' rights.

     The top three rating categories of S&P are described below:

     AAA -- Debt rated AAA has the highest rating assigned by S&P.
Capacity to pay interest and repay principal is extremely strong.

     AA -- Debt rated AA also qualifies as high quality debt. Capacity to pay interest and repay principal is very strong, and debt rated AA differs from AAA issues only in small degree.

     A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     Plus (+) or Minus (-) -- To provide more detailed indications of credit quality, the ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     NR -- Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that
S&P does not rate a particular type of obligation as a matter of policy.

     Debt Obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

     Moody's. A brief description of the applicable Moody's rating symbols and their meanings follows:

     Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-
term risks appear somewhat larger than in Aaa securities.

     A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations.
Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                    DESCRIPTION OF NOTE RATINGS

     Standard and Poor's, a division of The McGraw-Hill Companies,
Inc. A S&P note rating reflects the liquidity factors and market access risks unique to notes. Notes maturing in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

   --Amortization schedule (the larger the final maturity relative to other maturities, the more likely the issue is to be treated as a note).
   --Source of Payment (the more the issue depends on the market for its refinancing, the more likely it is to be treated as a note.)

     The note rating symbols and definitions are as follows:

 SP-1 Strong capacity to pay principal and interest. Issues
      determined to possess very strong characteristics are given a plus (+) designation.
 SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
 SP-3 Speculative capacity to pay principal and interest.

     Moody's. Moody's ratings for state and municipal short-term obligations will be designated Moody's Investment Grade (MIG). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of major importance in bond risk are of lesser importance over the short run. Rating symbols and their meanings follow:

     MIG 1 -- This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     MIG 2 -- This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

     MIG 3 -- This designation denotes favorable quality. All security elements are accounted for but this is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     MIG 4 -- This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

           DESCRIPTION OF COMMERCIAL PAPER RATINGS

     Standard & Poor's, a division of The McGraw Hill Companies, Inc.
commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.
Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. Issuers rated A are further referred to by use of numbers 1, 2 and 3 to indicate the relative degree of safety. Issues assigned an A rating (the highest rating) are regarded as having the greatest capacity for timely payment. An A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign
(+) designation. An A-2 rating indicates that capacity for timely payment is satisfactory; however, the relative degree of safety is not as high as for issues designated A-1.

     Moody's. commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the designations of Prime 1, Prime 2 and Prime 3, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. Issuers rated Prime 1 have a superior capacity for repayment of short-term promissory obligations and repayment capacity will normally be evidenced by (1) lending market positions in well established industries; (2) high rates of return on Funds employed;
(3) conservative capitalization structures with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation;
and (5) well established access to a range of financial markets and assured sources of alternate liquidity. Issuers rated Prime 2 also have a strong capacity for repayment of short-term promissory obligations as will normally be evidenced by many of the
characteristics described above for Prime 1 issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation; capitalization characteristics, while still appropriate, may be more affected by external conditions; and ample alternate liquidity is maintained.

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

BANK OBLIGATIONS
Certificates of Deposit - 2.39%
Yankee
Banque Nationale de Paris,
  6.88%, 3-29-01 ........................  $10,000 $  9,988,243
Societe Generale _ New York,
  6.6%, 7-17-00 .........................    9,000    8,999,272
  Total .................................            18,987,515

Commercial Paper - 3.03%
Banc One Financial Corp. (Bank One Corporation),
  6.93%, 7-10-00 ........................   11,585   11,564,929
UBS Finance (DE) Inc.,
  7.1%, 7-5-00 ..........................   12,585   12,575,072
  Total .................................            24,140,001

Notes - 11.82%
Banc One Corp.,
  6.67625%, 1-3-01 ......................   14,000   14,000,000
First Bank of South Dakota (U.S. Bank
  National Association),
  6.7175%, 12-20-00 .....................   10,000   10,002,594
First Union National Bank:
  6.68%, 3-7-01 .........................   14,000   14,000,000
  6.64875%, 5-18-01 .....................    9,000    9,000,000
J.P. Morgan & Co., Incorporated:
  6.60625%, 7-6-00 ......................   10,000    9,999,972
  6.6325%, 7-6-00 .......................   10,000   10,000,000
Wells Fargo & Company:
  6.7275%, 9-19-00 ......................   17,000   16,996,114
  6.875%, 5-10-01 .......................   10,000    9,980,668
  Total .................................            93,979,348

TOTAL BANK OBLIGATIONS - 17.24%                      $137,106,864
(Cost: $137,106,864)

CORPORATE OBLIGATIONS
Commercial Paper
Chemicals and Allied Products - 6.91%
BOC Group Inc. (DE):
  6.88%, 7-5-00 .........................   18,950   18,935,514
  6.95%, 7-5-00 .........................    6,000    5,995,367
Pharmacia Corporation,
  7.0%, 7-5-00 ..........................   30,000   29,976,667
  Total .................................            54,907,548

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000
                                          Principal
                                          Amount in
                                          Thousands        Value
CORPORATE OBLIGATIONS (Continued)
Commercial Paper (Continued)
Communication - 7.32%
AT&T Corp.,
  6.67%, 3-8-01 .........................  $14,000 $ 14,000,000
SBC Communications Inc.,
  6.76%, 10-2-00 ........................   15,000   14,738,050
U S WEST Communications Inc.:
  6.85%, 7-5-00 .........................    3,566    3,563,286
  6.8%, 7-11-00 .........................   15,000   14,971,667
  6.85%, 7-12-00 ........................    3,000    2,993,721
  6.8%, 7-18-00 .........................    8,000    7,974,311
  Total .................................            58,241,035

Electric, Gas and Sanitary Services - 0.50%
Questar Corp.,
  6.6%, 7-11-00 .........................    4,000    3,992,667

Fabricated Metal Products - 0.86%
Danaher Corporation,
  6.6738%, Master Note ..................    6,831    6,831,000

Heavy Construction, Excluding Building - 0.63%
Halliburton Co.,
  6.57%, 7-10-00 ........................    5,000    4,991,787

Instruments and Related Products - 1.38%
Honeywell International Inc.:
  6.95%, 7-5-00 .........................    5,000    4,996,139
  6.62%, 7-24-00 ........................    6,000    5,974,623
  Total .................................            10,970,762

Nondepository Institutions - 7.93%
Associates Capital Corp. PLC (Associates
  First Capital Corporation),
  6.13%, 7-6-00 .........................    7,000    6,994,040
Island Finance Puerto Rico Inc.:
  6.57%, 7-6-00 .........................    2,250    2,247,947
  6.44%, 7-10-00 ........................   10,000    9,983,900
  6.57%, 7-17-00 ........................    3,000    2,991,240
  6.62%, 7-17-00 ........................   25,000   24,926,444
Transamerica Finance Corporation:
  6.62%, 7-17-00 ........................    7,485    7,462,977
  6.635%, 7-18-00 .......................    8,500    8,473,368
  Total .................................            63,079,916

Printing and Publishing - 0.22%
American Greetings Corp.,
  6.6%, 7-11-00 .........................    1,750    1,746,792

Total Commercial Paper - 25.75%                       204,761,507

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000
                                          Principal
                                          Amount in
                                          Thousands        Value
CORPORATE OBLIGATIONS (Continued)
Commercial Paper (backed by irrevocable bank
letter of credit)
Chemicals and Allied Products - 1.87%
Formosa Plastics Corp. U.S.A. (Bank of America N.A.),
  6.14%, 7-7-00 .........................  $14,927 $ 14,911,725

Nondepository Institutions - 0.95%
ED&F Man Finance Inc. (Rabobank Nederland):
  6.62%, 7-6-00 .........................    2,600    2,597,609
  6.58%, 7-24-00 ........................    5,000    4,978,981
  Total .................................             7,576,590

Total Commercial Paper (backed by irrevocable bank
letter of credit) - 2.82%                             22,488,315

Notes
Amusement and Recreation Services - 0.21%
Walt Disney Company (The),
  6.375%, 3-30-01 .......................    1,700    1,689,224

Communication - 1.26%
AT&T Corp.,
  6.24%, 7-13-00 ........................   10,000    9,999,869

Electric, Gas and Sanitary Services - 3.75%
Baltimore Gas and Electric Company,
  6.84%, 9-1-00 .........................   27,000   26,999,744
Pacificorp (Scot Power),
  9.1%, 3-1-01 ..........................    2,750    2,787,448
  Total .................................            29,787,192

Food Stores - 1.89%
Albertson's Inc.,
  6.62875%, 7-14-00 .....................   15,000   14,999,787

General Merchandise Stores - 1.24%
Wal-Mart Stores, Inc.,
  5.955%, 6-1-01 ........................   10,000    9,870,984

Heavy Construction, Excluding Building - 2.48%
Shoosmith Bros., Inc. Taxable Variable Rate
  Demand Bond, Series 2000 (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................   19,700   19,700,000

Industrial Machinery and Equipment - 1.44%
AP Knitting Elements, Inc. (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    4,500    4,500,000
International Business Machines Corporation,
  5.56%, 3-8-01 .........................    7,000    6,946,540
  Total .................................            11,446,540

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

CORPORATE OBLIGATIONS (Continued)
Notes (Continued)
Instruments and Related Products - 2.31%
Honeywell International Inc.,
  5.75%, 3-15-01 ........................  $18,500 $ 18,360,325

Insurance Carriers - 1.07%
Atlantic American Corporation (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    8,500    8,500,000

Miscellaneous Retail - 1.19%
Todd Shopping Center, L.L.C., Taxable
  Variable Rate Demand Bonds, Series 1999
  (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    9,500    9,500,000

Nondepository Institutions - 8.82%
Associates Corp. of North America:
  6.375%, 8-15-00 .......................    2,250    2,250,221
  6.91%, 9-14-00 ........................    9,000    9,010,900
Caterpillar Financial Services Corp.:
  6.85%, 11-17-00 .......................    4,000    4,001,847
  7.06%, 6-25-01 ........................    3,000    2,996,917
Deere (John) Capital Corp.,
  6.58%, 1-26-01 ........................   12,500   12,500,000
Ford Motor Credit Company:
  6.375%, 10-6-00 .......................    4,000    4,001,396
  5.67%, 2-15-01 ........................    1,500    1,490,464
General Motors Acceptance Corporation,
  5.4%, 2-26-01 .........................    9,000    8,922,832
Transamerica Finance Corporation:
  6.72%, 7-17-00 ........................   11,000   11,000,000
  6.9625%, 9-2-00 .......................   14,000   14,000,000
  Total .................................            70,174,577

Real Estate - 0.15%
Trap Rock Industries, Inc. (First Union National Bank),
  6.8%, 1-5-00 ..........................    1,225    1,225,000

Security and Commodity Brokers - 2.34%
Merrill Lynch & Co., Inc.:
  6.7%, 2-22-01 .........................   13,600   13,583,530
  6.5%, 4-1-01 ..........................    5,000    4,990,240
  Total .................................            18,573,770

Total Notes - 28.15%                                  223,827,268

TOTAL CORPORATE OBLIGATIONS - 56.72%                 $451,077,090
(Cost: $451,077,090)

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

MUNICIPAL OBLIGATIONS
Arizona - 0.38%
The Industrial Development Authority of the
  County of Maricopa, Taxable Variable Rate
  Demand, Multifamily Housing Revenue
  Refunding Bonds (Villas Solanas Apartments
  Project), Series 2000B,
  6.7%, 7-6-00 ..........................  $ 3,000 $  3,000,000

California - 10.14%
California Pollution Control Financing
  Authority, Environmental Improvement
  Revenue Bonds:
  Shell Oil Company Project,
  Series 19980A (Taxable),
  7.0%, 7-3-00 ..........................   25,000   25,000,000
  Shell Martinez Refining Company
  Project, Series 1996 (Taxable),
  6.63%, 8-3-00 .........................    5,000    5,000,000
City of Anaheim, California, Certificates
  of Participation (1993 Arena Financing
  Project), Municipal Adjustable Rate
  Taxable Securities (Credit Suisse),
  6.65%, 7-10-00 ........................   29,000   29,000,000
Oakland-Alameda County Coliseum Authority, Lease
  Revenue Bonds (Oakland Coliseum Arena Project):
  1996 Series A-2 Variable Rate Lease Revenue Bonds
  (Taxable), (Canadian Imperial Bank of Commerce),
  6.62%, 7-5-00 .........................   14,600   14,600,000
  2000 Series D Variable Rate Lease Revenue Bonds
  (Taxable), (First Union National Bank),
  6.83%, 7-5-00 .........................    7,000    7,000,000
  Total .................................            80,600,000

Colorado - 3.96%
City and County of Denver, Colorado, Department
  of Aviation, Airport System, Subordinate
  Commercial Paper Taxable Notes, Series 2000B,
  6.58%, 8-15-00 ........................   29,789   29,543,985
Kit Carson County, Colorado, Architectural
  Development Revenue Bonds (Taxable), (Midwest
  Farms, L.L.C. Project), Series 1997 (Norwest
  Bank Minnesota, National Association),
  6.7%, 7-6-00 ..........................    1,920    1,920,000
  Total .................................            31,463,985

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

MUNICIPAL OBLIGATIONS (Continued)
Kentucky - 1.51%
City of Bardstown, Kentucky, Taxable Variable Rate
  Demand Industrial Revenue Bonds:
  Series 1994 (R.J. Tower Corporation Project),
  (Comerica Bank),
  6.74%, 7-6-00 .........................  $ 8,035 $  8,035,000
  Series 1995 (R.J. Tower Corporation Project),
  (Comerica Bank),
  6.74%, 7-6-00 .........................    4,000    4,000,000
  Total .................................            12,035,000

Louisiana - 6.93%
Industrial District No. 3 of the Parish of West
  Baton Rouge, State of Louisiana, Variable Rate
  Demand Revenue Bonds, Series 1995 (Taxable),
  (The Dow Chemical Company Project),
  6.67%, 8-7-00 .........................   39,550   39,550,000
Industrial Development Board of the Parish
  Of Calcasieu, Inc., Environmental Revenue
  Bonds (CITGO Petroleum Corporation Project),
  Series 1996 (Taxable), (Westdeutsche
  Landesbank Girozentrale),
  6.75%, 9-6-00 .........................    9,000    9,000,000
Gulf Coast Industrial Development Authority,
  Environmental Facilities Revenue Bonds
  (CITGO Petroleum Corporation Project), Taxable
  Series 1998 (Royal Bank of Canada),
  6.57%, 7-7-00 .........................    6,600    6,600,000
  Total .................................            55,150,000

Massachusetts  - 0.49%
Massachusetts Industrial Finance Agency, Taxable
  Revenue Bonds (Southcoast Nursing and
  Rehabilitation Center Partnership Issue -
  Series 1997), (Fleet National Bank),
  6.75%, 7-5-00 .........................    3,900    3,900,000

Mississippi - 0.75%
Mississippi Business Finance Corporation,
  Taxable Adjustable Mode, Industrial Development
  Revenue Bonds (BenchCraft Project), Series 1999
  (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    6,000    6,000,000

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

MUNICIPAL OBLIGATIONS (Continued)
New Jersey - 1.52%
New Jersey Economic Development Authority,
  Federally Taxable Variable Rate Demand/
  Fixed Rate Revenue Bonds (The Morey
  Organization, Inc. Project), Series of 1997
  (First Union National Bank),
  6.83%, 7-5-00..........................  $12,060 $ 12,060,000

New York - 2.95%
The City of New York, General Obligation Bonds,
  Fiscal 1995 Series B, Taxable Adjustable Rate
  Bonds (Bayerische Landesbank Girozentrale,
  New York Branch),
  6.75%, 8-17-00 ........................   12,810   12,810,000
Dutchess County Industrial Development Agency,
  Taxable Variable Rate Demand Civic Facility
  Revenue Bonds, Series 1999-C (St. Francis'
  Hospital, Poughkeepsie, New York Civic Facility),
  (The Bank of New York),
  6.88%, 7-6-00 .........................    4,000    4,000,000
Putnam Hospital Center, Multi-Mode Revenue Bonds,
  Series 1999 (The Bank of New York),
  6.88%, 7-5-00 .........................    3,500    3,500,000
Town of Hempstead, Industrial Development Agency,
  Variable Rate Demand Taxable Industrial
  Development Revenue Bonds, Series 1996
  (1500 Hempstead TPK, LLC Facility), (The
  Bank of New York),
  6.88%, 7-6-00 .........................    3,145    3,145,000
  Total .................................            23,455,000

North Carolina - 0.23%
Wake Forest University, Taxable Variable Rate
  Demand Bonds, Series 1997 (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    1,800    1,800,000

Pennsylvania - 2.70%
Montgomery County Industrial Development
  Authority, Federally Taxable Variable
  Rate Demand Revenue Bonds (Neose
  Technologies, Inc. Project), Series
  B of 1997 (First Union National Bank),
  6.83%, 7-5-00 .........................    9,850    9,850,000

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

MUNICIPAL OBLIGATIONS (Continued)
Pennsylvania (Continued)
Berks County Industrial Development Authority
  (Commercial Facilities Project), Series
  B of 1995 (First Union National Bank),
  6.83%, 7-5-00 .........................  $ 7,995 $  7,995,000
Philadelphia Authority for Industrial Development,
  Variable/Fixed Rate Federally Taxable
  Economic Development Bonds (Mother's Work, Inc.),
  Series of 1995 (Fleet Financial Group Inc.),
  6.75%, 7-5-00 .........................    3,635    3,635,000
  Total .................................            21,480,000

Texas - 1.63%
Metrocrest Hospital Authority, Series 1989A
  (The Bank of New York),
  6.6%, 7-6-00 ..........................   13,000   12,988,079

Virginia - 0.78%
Virginia Health Services, Inc., Taxable
  Variable Rate Demand Bonds, Series 1998
  (Wachovia Bank, N.A.),
  6.67%, 7-5-00 .........................    6,200    6,200,000

Washington - 1.77%
Wenatchee Valley Clinic, P.S.,
  Floating Rate Taxable Bonds, Series 1998
  (U.S. Bank National Association),
  6.7%, 7-6-00 ..........................   14,100   14,100,000

TOTAL MUNICIPAL OBLIGATIONS - 35.74%                 $284,232,064
(Cost: $284,232,064)

UNITED STATES GOVERNMENT SECURITY - 0.13%
Federal Home Loan Bank,
  6.6638%, 9-6-00 .......................    1,000 $    999,826
(Cost: $999,826)

TOTAL INVESTMENT SECURITIES - 109.83%                $873,415,844
(Cost: $873,415,844)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (9.83%)  (78,202,899)

NET ASSETS - 100.00%                                 $795,212,945

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
JUNE 30, 2000

Notes to Schedule of Investments

Cost of investments owned is the same as that used for Federal income tax purposes.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
STATEMENT OF ASSETS AND LIABILITIES
JUNE 30, 2000
(In Thousands, Except for Per Share Amounts)

Assets
Investment securities - at value (Note 1)  ........    $873,416
Cash   ............................................       3,806
Receivables:
  Fund shares sold ................................       6,937
  Interest ........................................       4,642
Prepaid insurance premium  ........................          18
                                                        --------
   Total assets  ..................................     888,819
                                                        --------
Liabilities
Payable to Fund shareholders  .....................      92,880
Dividends payable  ................................         437
Accrued transfer agency and dividend
  disbursing (Note 2) .............................         239
Accrued management fee (Note 2)  ..................           9
Accrued accounting services fee (Note 2)  .........           7
Accrued service fee (Note 2)  .....................           3
Other  ............................................          31
                                                        --------
   Total liabilities  .............................      93,606
                                                        --------
     Total net assets .............................    $795,213
                                                        ========
Net Assets
$0.01 par value capital stock, authorized - 5,000,000;
  Class A shares outstanding - 781,817
  Class B shares outstanding - 3,442
  Class C shares outstanding - 922
  Waddell & Reed Money Market Class C shares
   outstanding - 9,032
  Capital stock ...................................    $  7,952
  Additional paid-in capital ......................     787,261
                                                        --------
   Net assets applicable to outstanding
     units of capital .............................    $795,213
                                                        ========
Net asset value, redemption and offering price
per share for all classes  ........................        $1.00
                                                           =====

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
STATEMENT OF OPERATIONS
For the Fiscal Year Ended JUNE 30, 2000
(In Thousands)

Investment Income
Interest and amortization (Note 1B)  ..............     $45,003
                                                         -------
Expenses (Note 2):
  Investment management fee .......................       3,052
  Transfer agency and dividend disbursing:
   Class A ........................................       2,699
   Class B  .......................................           3
   Class C  .......................................           1
   Waddell & Reed Money Market Class C  ...........          15
  Custodian fees ..................................          96
  Accounting services fee .........................          76
  Distribution fee:
   Class B  .......................................          13
   Class C  .......................................           2
   Waddell & Reed Money Market Class C  ...........          60
  Legal fees ......................................          29
  Service fee:
   Class B  .......................................           5
   Class C  .......................................           1
   Waddell & Reed Money Market Class C  ...........          19
  Audit fees ......................................          11
  Other ...........................................         302
                                                         -------
   Total expenses  ................................       6,384
                                                         -------
     Net investment income ........................      38,619
                                                         -------
      Net increase in net assets resulting
        from operations ...........................     $38,619
                                                         =======

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
STATEMENT OF CHANGES IN NET ASSETS
(In Thousands)

                                       For the fiscal year ended
                                                June 30,
                                       -------------------------
                                            2000        1999
                                      ------------- ------------
Increase in Net Assets
Operations:
  Net investment income ..............    $38,619      $ 28,632
                                          --------      --------
   Net increase in net assets
     resulting from operations .......     38,619        28,632
                                          --------      --------
Dividends to shareholders
  from net investment income:*
  Class A ............................    (38,178)     (28,425)
  Class B ............................        (81)          ---
  Class C ............................        (14)          ---
  Waddell & Reed Money Market
   Class C  ..........................       (346)        (207)
                                          --------      --------
                                           (38,619)     (28,632)
                                          --------      --------
Capital share transactions (Note 3)  .    123,445       135,314
                                          --------      --------
Total increase  ......................    123,445       135,314

Net Assets
Beginning of period  .................    671,768       536,454
                                          --------      --------
End of period  .......................   $795,213      $671,768
                                          ========      ========
  Undistributed net investment
   income  ...........................        $---          $---
                                              ====          ====
*See "Financial Highlights" on pages  - .

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
FINANCIAL HIGHLIGHTS
Class A Shares
For a Share of Capital Stock Outstanding
Throughout Each Period:

                         For the fiscal year ended June 30,
                     --------------------------------------
                       2000    1999    1998    1997    1996
                     ------  ------  ------  ------  ------
Net asset value,
beginning of
period ............  $1.00   $1.00   $1.00   $1.00   $1.00
                     ------  ------  ------  ------  ------
Net investment
income ............   0.0511  0.0455  0.0484  0.0472  0.0487
Less dividends
declared ..........  (0.0511)(0.0455)(0.0484)(0.0472)(0.0487)
                     ------  ------  ------  ------  ------
Net asset value,
end of period .....  $1.00   $1.00   $1.00   $1.00   $1.00
                    ======= ======= ======= ======= =======
Total return........   5.18%   4.67%   4.93%   4.80%   5.01%
Net assets, end of
period (in
millions) .........    $782    $667    $533    $514    $402
Ratio of expenses to
average net
assets ............   0.83%   0.83%   0.89%   0.87%   0.91%
Ratio of net
investment income
to average net
assets ............   5.08%   4.54%   4.84%   4.70%   4.89%

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
FINANCIAL HIGHLIGHTS
Class B Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                   For the
                  period
                from 9/9/99*
                  through
                   6/30/00
                  --------
Net asset value,
beginning of
period  ........... $1.00
                     ------
Net investment
income  ...........  0.0346
Less dividends
declared  ......... (0.0346)
                     ------
Net asset value,
end of period  .... $1.00
                    =======
Total return........  3.43%
Net assets, end of
period (in
millions)  ........     $3
Ratio of expenses to
average net
assets  ...........  1.67%**
Ratio of net
investment income
to average net
assets  ...........  4.49%**

 *Commencement of operations.
**Annualized.

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
FINANCIAL HIGHLIGHTS
Class C Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                   For the
                  period
                from 9/9/99*
                  through
                   6/30/00
                  --------
Net asset value,
beginning of
period  ........... $1.00
                     ------
Net investment
income  ...........  0.0335
Less dividends
declared  ......... (0.0335)
                     ------
Net asset value,
end of period  .... $1.00
                    =======
Total return........  3.32%
Net assets, end of
period (in
millions)  ........ $1
Ratio of expenses to
average net
assets  ...........  1.82%**
Ratio of net
investment income
to average net
assets  ...........  4.45%**

 *Commencement of operations.
**Annualized.

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
FINANCIAL HIGHLIGHTS                       (A)
Waddell & Reed Money Market Class C Shares
For a Share of Capital Stock Outstanding
Throughout Each Period:

                                                         For the
                               For the fiscal             period
                            year ended June 30,     from 9/5/95*
                  -------------------------------        through
                      2000    1999   1998    1997        6/30/96
                  --------  ------ ------  ------        -------
Net asset value,
beginning of
period  ........... $1.00   $1.00   $1.00   $1.00      $1.00
                     ------  ------  ------  ------     ------
Net investment
income  ...........  0.0426  0.0371  0.0403  0.0407     0.0312
Less dividends
declared  ......... (0.0426)(0.0371)(0.0403)(0.0407)   (0.0312)
                     ------  ------  ------  ------      ------
Net asset value,
end of period  .... $1.00   $1.00   $1.00   $1.00      $1.00
                    ======= ======= ======= =======     =======
Total return........  3.86%   3.79%   4.10%   4.13%      3.15%
Net assets, end of
period (in
millions)  ........     $9      $5      $4      $4         $1
Ratio of expenses to
average net
assets  ...........  1.77%** 1.60%   1.71%   1.48%      1.88%**
Ratio of net
investment income
to average net
assets  ...........  4.63%** 3.77%   4.03%   4.14%      3.76%**

 *Commencement of operations.
**Annualized.
(A)See Note 3.

                   See notes to financial statements.

WADDELL & REED ADVISORS CASH MANAGEMENT, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2000

NOTE 1 -- Significant Accounting Policies

    Waddell & Reed Advisors Cash Management, Inc. (the "Fund"), formerly
United Cash Management, Inc., is registered under the Investment Company
Act of 1940 as a diversified, open-end management investment company. Its investment objective is to seek maximum current income to the extent consistent with stability of principal by investing in a portfolio of money market instruments meeting specified quality standards. The following is a summary of significant accounting policies consistently followed by the
Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United
States of America.

A.  Security valuation -- The Fund invests only in money market securities with maturities or irrevocable put options within 397 days. The Fund uses the amortized cost method of security valuation which is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium.

B.  Security transactions and related investment income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Securities gains and losses, if any, are calculated on the identified cost basis. Interest income is recorded on the accrual basis.

C.  Federal income taxes -- It is the Fund's policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the
    Internal Revenue Code. Accordingly, no provision has been made for
    Federal income taxes.

D.  Dividends to shareholders -- All of the Fund's net income is declared and recorded by the Fund as dividends on each day to shareholders of record at the time of the previous determination of net asset value.
    Dividends are declared from the total of net investment income, plus or minus realized gains or losses on portfolio securities. Since the
    Fund does not expect to realize any long-term capital gains, it does not expect to pay any capital gains distributions.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

NOTE 2 -- Investment Management and Payments to Affiliated Persons

    The Fund pays a fee for investment management services. The fee is computed daily based on the net asset value at the close of business. The fee is payable by the Fund at the annual rate of 0.40% of net assets. The
Fund accrues and pays this fee daily.

    Pursuant to assignment of the Investment Management Agreement between the Fund and Waddell & Reed, Inc. ("W&R"), Waddell & Reed Investment
Management Company ("WRIMCO"), a wholly owned subsidiary of W&R, serves as the Fund's investment manager.

    The Fund has an Accounting Services Agreement with Waddell & Reed
Services Company ("WARSCO"), a wholly owned subsidiary of W&R. Under the agreement, WARSCO acts as the agent in providing accounting services and assistance to the Fund and pricing daily the value of shares of the Fund.
For these services, the Fund pays WARSCO a monthly fee of one-twelfth of the annual fee shown in the following table.

                           Accounting Services Fee
                 Average
              Net Asset Level            Annual Fee
         (all dollars in millions) Rate for Each Level
         ------------------------- -------------------
          From $    0 to $   10         $      0
          From $   10 to $   25         $ 10,000
          From $   25 to $   50         $ 20,000
          From $   50 to $  100         $ 30,000
          From $  100 to $  200         $ 40,000
          From $  200 to $  350         $ 50,000
          From $  350 to $  550         $ 60,000
          From $  550 to $  750         $ 70,000
          From $  750 to $1,000         $ 85,000
               $1,000 and Over          $100,000

    Under the Shareholder Servicing Agreement, with respect to Class A,
Class B, Class C and Waddell & Reed Money Market C shares, the Fund pays
WARSCO a monthly fee of $1.75 for each shareholder account which was in existence at any time during the prior month and, for Class A shares, $.75 for each shareholder check it processes. The Fund also reimburses W&R and
WARSCO for certain out-of-pocket costs.

    The Fund has adopted 12b-1 plans for Class B, Class C and Waddell &
Reed Money Market C shares. Under the plans, the Fund pays W&R daily a distribution fee not to exceed, on an annual basis, 0.75% of the net assets of the affected class and a service fee not to exceed, on an annual basis,
0.25% of the net assets of the affected class. During the period ended June
30, 2000, W&R paid no sales commissions.

    During the period ended June 30, 2000, the Distributor received
$2,664, $1,209 and $11,250 in deferred sales charges for Class B, Class C and Waddell & Reed Money Market C shares, respectively.

    The Fund paid Directors' fees of $25,744, which are included in other expenses.

    W&R is a subsidiary of Waddell & Reed Financial, Inc., a holding company, and a direct subsidiary of Waddell & Reed Financial Services,
Inc., a holding company.

NOTE 3 -- Multiclass Operations

    The Fund offers four classes of shares:  Class A, Class B, Class C and
Waddell & Reed Money Market C. Each class represents an interest in the same assets of the Fund and differs as follows:  each class of shares has exclusive voting rights on matters appropriately limited to that class;
Class B, Class C and Waddell & Reed Money Market C shares are subject to a
CDSC and to an ongoing distribution and service fee; Class B shares that have been held by a shareholder for seven years will convert automatically, at the end of the seventh calendar year following the first year of purchase, to Class A shares of the Fund, and such conversion will be made, without charge or fee, on the basis of the relative net asset values of the two classes; each class may bear differing amounts of certain class-
specific expenses; and each class has a separate exchange privilege. A comprehensive discussion of the terms under which shares of each class are offered is contained in the Prospectus and the Statement of Additional
Information for the Fund.

    Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based on the value of their relative net assets as of the beginning of each day adjusted for the prior day's capital share activity.

    Waddell & Reed Money Market Class B shares were combined with Waddell
& Reed Money Market Class C shares effective March 24, 2000 and were redesignated Waddell & Reed Money Market Class C shares.

    Transactions in capital stock are summarized below. Amounts are in thousands. The number of shares transacted during the periods corresponds to the dollar amounts included in this table because shares are recorded at
$1.00 per share.

                             For the fiscal
                          year ended June 30,
                      --------------------------
                          2000           1999
                      ------------  ------------
Value issued from sale
of shares:
Class A  ............  $5,022,749    $2,528,520
Class B .............       8,764           ---
Class C .............       1,548           ---
Waddell & Reed Class B      13,885        12,293
Waddell & Reed Class C      22,158           ---
Value issued from
reinvestment of dividends:
Class A  ............      35,182        27,258
Class B .............          75           ---
Class C .............          13           ---
Waddell & Reed Class B         173           195
Waddell & Reed Class C         139           ---
Value redeemed:
Class A  ............  (4,943,269)   (2,421,463)
Class B .............      (5,397)          ---
Class C .............        (640)          ---
Waddell & Reed Class B     (18,671)      (11,489)
Waddell & Reed Class C     (13,264)          ---
                          --------    ----------
Increase in
outstanding capital       $123,445    $  135,314
                          ========    ==========

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Waddell & Reed Advisors Cash Management, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Waddell & Reed Advisors Cash
Management, Inc. (formerly United Cash Management, Inc.) (the "Fund") as of
June 30, 2000, and the related statement of operations for the fiscal year then ended, the statements of changes in net assets for each of the two fiscal years in the period then ended, and the financial highlights for each of the five fiscal years in the period then ended. These financial statements and the financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Waddell & Reed Advisors Cash Management, Inc. as of June 30, 2000, the
results of its operations for the fiscal year then ended, the changes in its net assets for each of the two fiscal years in the period then ended, and the financial highlights for each of the five fiscal years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
August  4, 2000

                         REGISTRATION STATEMENT

                                 PART C

                            OTHER INFORMATION

23.       Exhibits: Waddell & Reed Advisors Cash Management, Inc.

         (a)  Articles of Incorporation, as amended, filed by EDGAR on
              October 29, 1998 as EX-99.B1-charter to Post-Effective
              Amendment No. 33 to the Registration Statement on Form N-1A*

              Articles Supplementary filed by EDGAR on July 2, 1999 as EX-
              99.B(a)cmartsup to Post-Effective Amendment No. 34 to the
              Registration Statement on Form N-1A*

              Articles of Amendment filed by EDGAR on June 30, 2000 as EX-
              99.B(a)cmartsup to Post-Effective Amendment No. 36 to the
              Registration Statement on Form N-1A*

              Articles of Amendment attached hereto as EX-
              99.B(a)cmartamend

         (b)  Bylaws, filed by EDGAR on October 29, 1996 as EX-99.B2-
              cmbylaw to Post-Effective Amendment No. 30 to the
              Registration Statement on Form N-1A*

              Amendment to Bylaws filed by EDGAR on July 2, 1999 as EX-
              99.B(b)cmbylaw2 to Post-Effective Amendment No. 34 to the
              Registration Statement on Form N-1A*

              Amendment to Bylaws attached hereto as EX-99.B(b)cmbylaw

         (c)  Not applicable

         (d)  Investment Management Agreement, as amended, filed by EDGAR on July 7, 1995 as EX-99.B(5)-cmima to Post-Effective
              Amendment No. 28 to the Registration Statement on Form N-1A*

              Assignment of the Investment Management Agreement, filed by
              EDGAR on July 7, 1995 as EX-99.B5-cmassign to Post-Effective
              Amendment No. 28 to the Registration Statement on Form N-1A*

              Fee Schedule (Exhibit A) to the Investment Management
              Agreement, as amended, filed by EDGAR on July 2, 1999 as EX-
              99.B(d)cmimafee to Post-Effective Amendment No. 34 to the
              Registration Statement on Form N-1A*

         (e)  Underwriting Agreement, filed by EDGAR on July 7, 1995 as
              EX-99.B6-cmua to Post-Effective Amendment No. 28 to the
              Registration Statement on Form N-1A*

         (f)  Not applicable

         (g)  Custodian Agreement, as amended, filed by EDGAR on October
              29, 1998 as EX-99.B8-cmca to Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A*

              Custodian Agreement, as amended, filed by EDGAR on June 30,
              2000 as EX-99.B(g)cmca to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A*

         (h)  Accounting Services Agreement, filed by EDGAR on July 7,
              1995 as EX-99.B9-cmasa to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A*

              Amendment to Accounting Services Agreement attached hereto as EX-99.B(h)cmasaamend

              Shareholder Servicing Agreement, filed by EDGAR on October
              29, 1998 as EX-99.B(9)-cmssa to Post-Effective Amendment No.
              33 to the Registration Statement on Form N-1A*

              Compensation Table (Exhibit B) to Shareholder Servicing
              Agreement filed by EDGAR on August 30, 1999 as EX-
              99.B(h)cmssacom to Post-Effective Amendment No. 35 to the
              Registration Statement on Form N-1A*

              Fidelity Bond Coverage (Exhibit C), as amended, to the
              Shareholder Servicing Agreement attached hereto as EX-
              99.B(h)cmssafidbd

         (i)  Not applicable

         (j)  Not applicable

         (k)  Not applicable

         (l)  Not applicable

         (m)  Service Plan, filed by EDGAR on July 7, 1995 as EX-99.B15-
              cmspcb to Post-Effective Amendment No. 28 to the
              Registration Statement on Form N-1A*

              Distribution and Service Plan for Class B shares filed by
              EDGAR on August 30, 1999 as EX-99.B(m)cmdspb to Post-
              Effective Amendment No. 35 to the Registration Statement on
              Form N-1A*

              Distribution and Service Plan for Class C shares filed by
              EDGAR on August 30, 1999 as EX-99.B(m)cmdspc to Post-
              Effective Amendment No. 35 to the Registration Statement on
              Form N-1A*

              Distribution and Service Plan for United Cash Management,
              Inc. for Waddell & Reed Money Market B shares filed by EDGAR on August 30, 1999 as EX-99.B(m)cmdspmmb to Post-Effective
              Amendment No. 35 to the Registration Statement on Form N-1A*

              Distribution and Service Plan for United Cash Management,
              Inc. for Waddell & Reed Money Market C shares filed by EDGAR on August 30, 1999 as EX-99.B(m)cmdspmmc to Post-Effective
              Amendment No. 35 to the Registration Statement on Form N-1A*

         (n)  Not applicable

         (o)  Multiple Class Plan filed by EDGAR on July 7, 1995 as EX-
              99.B18-cmmcp to Post-Effective Amendment No. 28 to the
              Registration Statement on Form N-1A*

              Multiple Class Plan, as amended, filed by EDGAR on October
              29, 1996 as EX-99.B18-cmmcp to Post-Effective Amendment No.
              30 to the Registration Statement on Form N-1A*

              Multiple Class Plan, as amended, filed by EDGAR on August
              31, 1999 as EX-99.B(o)cmmcp to Post-Effective Amendment No.
              35 to the Registration Statement on Form N-1A*

              Multiple Class Plan, as amended, filed by EDGAR on June 30,
              2000 as EX-99.B(o)cmmcp to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A*

              Multiple Class Plan, as amended, attached hereto as EX-
              99.B(o)cmmcp

         (p)  Code of Ethics filed by EDGAR on June 30, 2000 as EX-
              99.B(p)cmcode to Post-Effective Amendment No. 36 to the
              Registration Statement on Form N-1A*

              Code of Ethics, as revised, attached hereto as EX-
              99.B(p)cmcode

24. Persons Controlled by or under common control with Registrant
    -------------------------------------------------------------
    None

25. Indemnification
    ---------------

    Reference is made to Article SEVENTH paragraph 6(b) through 6(f) of the Articles of Incorporation, as amended, filed on October 29, 1998 as EX.99.B1-charter to Post-Effective Amendment No. 33 to the
    Registration Statement on Form N-1A*, Article IX of the Bylaws
    attached hereto as EX-99.B(b)cmbylaw and to Article IV of the
    Underwriting Agreement, filed July 7, 1995 as EX.99.B6-cmua to Post-
    Effective Amendment No. 28 to the Registration Statement on Form N-
    1A*, each of which provides indemnification. Also refer to Section 2-
    418 of the Maryland General Corporation Law regarding indemnification of directors, officers, employees and agents.

    Registrant undertakes to carry out all indemnification provisions of its Articles of Incorporation, Bylaws, and the above-described contracts in accordance with the Investment Company Act Release No.
    11330 (September 4, 1980) and successor releases.

    Insofar as indemnification for liability arising under the 1933 Act, as amended, may be provided to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the
    Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities
    (other than the payment of the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

26. Business and Other Connections of Investment Manager
    ----------------------------------------------------

    Waddell & Reed Investment Management Company ("WRIMCO") is the
    investment manager of the Registrant. Under the terms of an Investment
    Management Agreement between Waddell & Reed, Inc. and the Registrant,
    Waddell & Reed, Inc. is to provide investment management services to the Registrant. Waddell & Reed, Inc. assigned its investment management duties under this agreement to WRIMCO on January 8, 1992.
    WRIMCO is a corporation which is not engaged in any business other than the provision of investment management services to those registered investment companies described in Part A and Part B of this
    Post-Effective Amendment and to other investment advisory clients.

    Each director and executive officer of WRIMCO has had as his sole business, profession, vocation or employment during the past two years only his duties as an executive officer and/or employee of WRIMCO or its predecessors, except as to persons who are directors and/or officers of the Registrant and have served in the capacities shown in the Statement of Additional Information of the Registrant. The address of the officers is 6300 Lamar Avenue, Shawnee Mission, Kansas 66202-
    4200.

    As to each director and officer of WRIMCO, reference is made to the
    Prospectus and SAI of this Registrant.

27. Principal Underwriter
    ---------------------

    (a) Waddell & Reed, Inc. is the principal underwriter. It is also the principal underwriter to the following investment companies:

        Waddell & Reed Advisors Funds, Inc.
        Waddell & Reed Advisors International Growth Fund, Inc.
        Waddell & Reed Advisors Continental Income Fund, Inc.
        Waddell & Reed Advisors Vanguard Fund, Inc.
        Waddell & Reed Advisors Retirement Shares, Inc.
        Waddell & Reed Advisors Municipal Bond Fund, Inc.
        Waddell & Reed Advisors High Income Fund, Inc.
        Waddell & Reed Advisors Government Securities Fund, Inc.
        Waddell & Reed Advisors New Concepts Fund, Inc.
        Waddell & Reed Advisors Municipal High Income Fund, Inc.
        Waddell & Reed Advisors Global Bond Fund, Inc.
        Waddell & Reed Advisors Asset Strategy Fund, Inc.
        Waddell & Reed Advisors Small Cap Fund, Inc.
        Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.
        W&R Funds, Inc.
        Advantage I
        Advantage II
        Advantage Plus
        Advantage Gold

    (b) The information contained in the underwriter's application on
        Form BD as filed on October 13, 2000 SEC No. 8-27030, under the
        Securities Exchange Act of 1934, is herein incorporated by reference.

    (c) No compensation was paid by the Registrant to any principal underwriter who is not an affiliated person of the Registrant or any affiliated person of such affiliated person.

28. Location of Accounts and Records
    --------------------------------

    The accounts, books and other documents required to be maintained by
    Registrant pursuant to Section 31(a) of the Investment Company Act and rules promulgated thereunder are under the possession of Mr. Robert L.
    Hechler and Ms. Kristen A. Richards, as officers of the Registrant, each of whose business address is Post Office Box 29217, Shawnee
    Mission, Kansas 66201-9217.

29. Management Services
    -------------------

    There is no service contract other than as discussed in Part A and B of this Post-Effective Amendment and listed in response to Items
    23.(h) and 23.(m) hereof.

30. Not applicable
    --------------

    Not applicable

---------------------------------
*Incorporated herein by reference

                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned, WADDELL
& REED ADVISORS ASSET STRATEGY FUND, INC., WADDELL & REED ADVISORS CASH
MANAGEMENT, INC., WADDELL & REED ADVISORS CONTINENTAL INCOME FUND, INC.,
WADDELL & REED ADVISORS FUNDS, INC., WADDELL & REED ADVISORS GOVERNMENT
SECURITIES FUND, INC., WADDELL & REED ADVISORS HIGH INCOME FUND, INC.,
WADDELL & REED ADVISORS GLOBAL BOND FUND, INC., WADDELL & REED ADVISORS
INTERNATIONAL GROWTH FUND, INC., WADDELL & REED ADVISORS MUNICIPAL BOND
FUND, INC., WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.,
WADDELL & REED ADVISORS MUNICIPAL MONEY MARKET FUND, INC., WADDELL & REED
ADVISORS NEW CONCEPTS FUND, INC., WADDELL & REED ADVISORS RETIREMENT
SHARES, INC., WADDELL & REED ADVISORS SMALL CAP FUND, INC., WADDELL & REED
ADVISORS TAX-MANAGED EQUITY FUND, INC., WADDELL & REED ADVISORS VALUE FUND,
INC., WADDELL & REED ADVISORS VANGUARD FUND, INC., W&R TARGET FUNDS, INC.
AND W&R FUNDS, INC. (each hereinafter called the "Corporation"), and certain directors and officers for the Corporation, do hereby constitute and appoint KEITH A. TUCKER, ROBERT L. HECHLER, DANIEL C. SCHULTE and
KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable each Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange
Commission thereunder, in connection with the registration under the
Securities Act of 1933 and/or the Investment Company Act of 1940, as
amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such directors and officers in his/her behalf as such director or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the
Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such
Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:  August 16, 2000                 /s/Robert L. Hechler
                                       --------------------------
                                       Robert L. Hechler, President

/s/Keith A. Tucker          Chairman of the Board       August 16, 2000
-------------------                                     -----------------
Keith A. Tucker

/s/Robert L. Hechler        President, Principal        August 16, 2000
--------------------        Financial Officer and       -----------------
Robert L. Hechler           Director

/s/Henry J. Herrmann        Vice President and          August 16, 2000
--------------------        Director                    -----------------
Henry J. Herrmann

/s/Theodore W. Howard       Vice President, Treasurer   August 16, 2000
--------------------        and Principal Accounting    -----------------
Theodore W. Howard          Officer

/s/James M. Concannon       Director                    August 16, 2000
--------------------                                    -----------------
James M. Concannon

/s/John A. Dillingham       Director                    August 16, 2000
--------------------                                    -----------------
John A. Dillingham

/s/David P. Gardner         Director                    August 16, 2000
-------------------                                     -----------------
David P. Gardner

/s/Linda K. Graves          Director                    August 16, 2000
--------------------                                    -----------------
Linda K. Graves

/s/Joseph Harroz, Jr.       Director                    August 16, 2000
--------------------                                    -----------------
Joseph Harroz, Jr.

/s/John F. Hayes            Director                    August 16, 2000
--------------------                                    -----------------
John F. Hayes

/s/Glendon E. Johnson       Director                    August 16, 2000
--------------------                                    -----------------
Glendon E. Johnson

/s/William T. Morgan        Director                    August 16, 2000
--------------------                                    -----------------
William T. Morgan

/s/Ronald C. Reimer         Director                    August 16, 2000
--------------------                                    -----------------
Ronald C. Reimer

/s/Frank J. Ross, Jr.       Director                    August 16, 2000
--------------------                                    -----------------
Frank J. Ross, Jr.

/s/Eleanor B. Schwartz      Director                    August 16, 2000
--------------------                                    -----------------
Eleanor B. Schwartz

/s/Frederick Vogel III      Director                    August 16, 2000
--------------------                                    -----------------
Frederick Vogel III

Attest:

/s/Kristen A. Richards
--------------------------------
Kristen A. Richards
Secretary

                               SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Post-Effective Amendment, and has duly caused this
Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, and State of
Kansas, on the 30th day of October, 2000.

              WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

                              (Registrant)

                        By /s/ Robert L. Hechler*
                        ------------------------
                      Robert L. Hechler, President

    Pursuant to the requirements of the Investment Company Act of 1940, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the date indicated.

    Signatures          Title
    ----------          -----

/s/Keith A. Tucker*      Chairman of the Board         October 30, 2000
----------------------                                 ----------------
Keith A. Tucker

/s/Robert L. Hechler*    President                     October 30, 2000
----------------------   Principal Financial Officer   ----------------
Robert L. Hechler        and Director

/s/Henry J. Herrmann*    Vice President and Director   October 30, 2000
----------------------                                 ----------------
Henry J. Herrmann

/s/Theodore W. Howard*   Vice President, Treasurer     October 30, 2000
----------------------   and Principal Accounting      ----------------
Theodore W. Howard       Officer

/s/James M. Concannon*   Director                      October 30, 2000
-------------------                                    ----------------
James M. Concannon

/s/John A. Dillingham*   Director                      October 30, 2000
-------------------                                    ----------------
John A. Dillingham

/s/David P. Gardner*     Director                      October 30, 2000
-------------------                                    ----------------
David P. Gardner

/s/Linda K. Graves*      Director                      October 30, 2000
-------------------                                    ----------------
Linda K. Graves

/s/Joseph Harroz, Jr.*   Director                      October 30, 2000
-------------------                                    ----------------
Joseph Harroz, Jr.

/s/John F. Hayes*        Director                      October 30, 2000
-------------------                                    ----------------
John F. Hayes

/s/Glendon E. Johnson*   Director                      October 30, 2000
-------------------                                    ----------------
Glendon E. Johnson

/s/William T. Morgan*    Director                      October 30, 2000
-------------------                                    ----------------
William T. Morgan

/s/Ronald C. Reimer*     Director                      October 30, 2000
-------------------                                    ----------------
Ronald C. Reimer

/s/Frank J. Ross, Jr.*   Director                      October 30, 2000
-------------------                                    ----------------
Frank J. Ross, Jr.

/s/Eleanor B. Schwartz*  Director                      October 30, 2000
-------------------                                    ----------------
Eleanor B. Schwartz

/s/Frederick Vogel III*  Director                      October 30, 2000
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Frederick Vogel III

*By/s/Kristen A. Richards
------------------------
   Kristen A. Richards
   Attorney-in-Fact

ATTEST:/s/Daniel C. Schulte
---------------------------
   Daniel C. Schulte
   Assistant Secretary